                                                           Exhibit 10.1





















                                  MASTER LEASE

                                     BETWEEN

                           CRC-I LIMITED PARTNERSHIP,
                      A MASSACHUSETTS LIMITED PARTNERSHIP


                                        AND

                                  FOODMAKER, INC.,
                              A DELAWARE CORPORATION

                             as of December 15, 1993

                               TABLE OF CONTENTS


                                                     Page

1.      Demise; Title; Condition. . . . . . . . . . . 1

        (a)  Acquisition and Lease of the
             Units. . . . . . . . . . . . . . . . . . 1
        (b)  Condition of the Leased Property . . . . 1
        (c)  Disclaimer of Representations by
             Lessor . . . . . . . . . . . . . . . . . 1

2.      Term  . . . . . . . . . . . . . . . . . . . . 2

        (a)  Basic Term . . . . . . . . . . . . . . . 2
        (b)  Renewal Terms. . . . . . . . . . . . . . 2

3.      Rent  . . . . . . . . . . . . . . . . . . . . 3

        (a)  Basic Rent and Special Rent. . . . . . . 3
        (b)  Additional Rent. . . . . . . . . . . . . 4
        (c)  Overdue Payments . . . . . . . . . . . . 4
        (d)  Place for Payment of Rent. . . . . . . . 4

4.      Use   . . . . . . . . . . . . . . . . . . . . 5

5.      Net Lease; Non-terminability. . . . . . . . . 5

        (a)  No Deduction or Offset . . . . . . . . . 5
        (b)  Non-Terminability. . . . . . . . . . . . 5
        (c)  Bankruptcy by Lessor . . . . . . . . . . 7

6.      Taxes, Utilities and Other Charges; Law
        and Agreements. . . . . . . . . . . . . . . . 7

        (a)  Taxes; Closing Costs . . . . . . . . . . 7
        (b)  Excluded Taxes . . . . . . . . . . . . . 8
        (c)  Utility Services . . . . . . . . . . . . 9
        (d)  Indenture Expenses . . . . . . . . . . . 9
        (e)  Compliance With Legal Requirements . . . 9
        (f)  Lessee's Right to Contest. . . . . . . .10
        (g)  Encumbrances by Lessor and Lessee. . . .11

7.      Liens . . . . . . . . . . . . . . . . . . . .12

8.      Indemnification . . . . . . . . . . . . . . .13

                                                     Page

9.      Environmental Matters . . . . . . . . . . . .15

        (a)  Environmental Representations. . . . . .15
        (b)  Environmental Covenants. . . . . . . . .16
        (c)  Notice of Environmental Matters. . . . .16
        (d)  Environmental Investigation. . . . . . .17
        (e)  Environmental Indemnity. . . . . . . . .17
        (f)  Other Indemnification Provisions
             Apply. . . . . . . . . . . . . . . . . .18
        (g)  Survival . . . . . . . . . . . . . . . .18

10.     Maintenance and Repair; Additions . . . . . .19

        (a)  Maintenance. . . . . . . . . . . . . . .19
        (b)  Violation of Restrictions. . . . . . . .19
        (c)  Alterations. . . . . . . . . . . . . . .20
        (d)  Compliance with Legal
             Requirements . . . . . . . . . . . . . .20

11.     Trade Fixtures. . . . . . . . . . . . . . . .20

        (a)  Not Part of Leased Property. . . . . . .20
        (b)  Equipment Leases . . . . . . . . . . . .21
        (c)  Other Fixtures . . . . . . . . . . . . .21

12.     Condemnation and Casualty . . . . . . . . . .22

        (a)  Destruction While Credit Rating
             Maintained . . . . . . . . . . . . . . .22
          (i)   Destruction . . . . . . . . . . . . .22
         (ii)   Notice of Destruction . . . . . . . .22
        (iii)   Application of the Award. . . . . . .23
         (iv)   Proceeds Account. . . . . . . . . . .24

        (b)  Destruction When Credit Rating
             Deteriorates . . . . . . . . . . . . . .26
          (i)   Destruction . . . . . . . . . . . . .26
         (ii)   Notice of Destruction . . . . . . . .26
        (iii)   Application of Award. . . . . . . . .26
         (iv)   Proceeds Account. . . . . . . . . . .27

        (c)  Temporary Condemnation . . . . . . . . .28

13.     Insurance . . . . . . . . . . . . . . . . . .28

        (a)  Required Insurance . . . . . . . . . . .28
        (b)  Required Policy Provisions . . . . . . .30
        (c)  No Concurrent Insurance. . . . . . . . .31
        (d)  Delivery of Policies . . . . . . . . . .31
        (e)  Compliance by Lessee . . . . . . . . . .32

                                                     Page

14.     Financial Statements; Certificates;
             Notices. . . . . . . . . . . . . . . . .32

        (a)  Financial Statements . . . . . . . . . .32
        (b)  Compliance and Fair Market Value
             Certificates . . . . . . . . . . . . . .32
        (c)  Notices Regarding Lessor's
             Bankruptcy . . . . . . . . . . . . . . .33
        (d)  Notices of Default . . . . . . . . . . .34

15.     Economic Infeasibility. . . . . . . . . . . .34

        (a)  Substitution . . . . . . . . . . . . . .34
        (b)  Election Notice. . . . . . . . . . . . .34
        (c)  Conditions to Substitution . . . . . . .35
        (d)  Effect of Substitution . . . . . . . . .37
        (e)  Costs. . . . . . . . . . . . . . . . . .37

16.     Quiet Enjoyment . . . . . . . . . . . . . . .37

        (a)  Covenant by Lessor . . . . . . . . . . .37
        (b)  Breach by Lessor . . . . . . . . . . . .38

17.     Survival. . . . . . . . . . . . . . . . . . .39

18.     Subletting; Assignment. . . . . . . . . . . .39

        (a)  Conditions . . . . . . . . . . . . . . .39
        (b)  No Effect on Obligations . . . . . . . .39
        (c)  No Encumbrance by Lessee . . . . . . . .39
        (d)  No Prepayment of Rent Under
             Subleases. . . . . . . . . . . . . . . .39

19.     Advances by Lessor. . . . . . . . . . . . . .39

20.     Conditional Limitations -- Events of
        Default and Remedies. . . . . . . . . . . . .40

        (a)  Events of Default. . . . . . . . . . . .40
        (b)  Remedies Upon Breach . . . . . . . . . .43
          (i)   Termination . . . . . . . . . . . . .43
         (ii)   Continue Lease in Effect. . . . . . .46
        (iii)   Repairs by Lessor . . . . . . . . . .47
         (iv)   Attorneys' Fees and Other
                Damages . . . . . . . . . . . . . . .47
          (v)   Damages in Bankruptcy . . . . . . . .47

        (c)  Cumulative Remedies. . . . . . . . . . .48
        (d)  No Waiver. . . . . . . . . . . . . . . .48
        (e)  Right of Re-Entry. . . . . . . . . . . .49
        (f)  Enforcement Costs. . . . . . . . . . . .49

                                                     Page

21.     Notices . . . . . . . . . . . . . . . . . . .49

22.     Estoppel Certificates . . . . . . . . . . . .50

23.     No Merger . . . . . . . . . . . . . . . . . .51

24.     Surrender; Holding Over . . . . . . . . . . .51

        (a)  Surrender. . . . . . . . . . . . . . . .51
        (b)  Agreement by Lessor's Mortgagee. . . . .52
        (c)  Holding Over . . . . . . . . . . . . . .52

25.     Separability. . . . . . . . . . . . . . . . .52

26.     Signs; Showing. . . . . . . . . . . . . . . .52

27.     Intentionally Omitted . . . . . . . . . . . .53

28.     Substitution, Purchase and Early
        Termination Procedures. . . . . . . . . . . .53

        (a)  Substitution . . . . . . . . . . . . . .53
          (i)   Conveyance of Substitute
                Units . . . . . . . . . . . . . . . .53
        (b)  Purchase; Early Termination. . . . . . .55

29.     Waivers of Trial by Jury and Statute
        of Limitations. . . . . . . . . . . . . . . .57

        (a)  Trial by Jury. . . . . . . . . . . . . .57
        (b)  Statute of Limitations . . . . . . . . .57

30.     Rejectable Offer Requirements . . . . . . . .58

        (a)  Year Nine. . . . . . . . . . . . . . . .58
        (b)  Termination Date Rejectable Offer. . . .63
        (c)  Examples . . . . . . . . . . . . . . . .67

31.     Option to Purchase. . . . . . . . . . . . . .67

32.     Right of First Refusal. . . . . . . . . . . .68

        (a)  Notice Requirement . . . . . . . . . . .68
        (b)  Lessee's Election. . . . . . . . . . . .68
        (c)  Closing. . . . . . . . . . . . . . . . .69
        (d)  Changes in Terms . . . . . . . . . . . .69
        (e)  Exempted Transactions. . . . . . . . . .70

33.     Granting and Release of Easements . . . . . .70

34.     Recording . . . . . . . . . . . . . . . . . .71

                                                     Page

35.     Miscellaneous . . . . . . . . . . . . . . . .71

        (a)  Successors and Assigns . . . . . . . . .71
        (b)  Amendments . . . . . . . . . . . . . . .71
        (c)  Waivers. . . . . . . . . . . . . . . . .72
        (d)  Choice of Law. . . . . . . . . . . . . .72
        (e)  Headings . . . . . . . . . . . . . . . .72
        (f)  Single Original. . . . . . . . . . . . .72
        (g)  Substitute Performance . . . . . . . . .72
        (h)  Days . . . . . . . . . . . . . . . . . .72
        (i)  State-Specific Provisions. . . . . . . .72
        (j)  Schedules. . . . . . . . . . . . . . . .73

36.     Determination of Value. . . . . . . . . . . .74

        (a)  Valuation Procedures . . . . . . . . . .74
        (b)  Delays Resulting from
             Valuation Procedures . . . . . . . . . .75
        (c)  Definitions. . . . . . . . . . . . . . .75

37.     Early Termination Election. . . . . . . . . .76

38.     Composite Lease . . . . . . . . . . . . . . .76

39.     No Apportionments . . . . . . . . . . . . . .77

40.     Approvals . . . . . . . . . . . . . . . . . .77

41.     Representations and Warranties of
        Lessee  . . . . . . . . . . . . . . . . . . .77

        (a)  Due Organization . . . . . . . . . . . .77
        (b)  Power and Authority. . . . . . . . . . .77
        (c)  Enforceability . . . . . . . . . . . . .77
        (d)  No Registration, Consent Etc . . . . . .77
        (e)  No Violation . . . . . . . . . . . . . .78
        (f)  Non-Contravention. . . . . . . . . . . .78
        (g)  Operation of the Leased
             Property . . . . . . . . . . . . . . . .78
        (h)  Litigation . . . . . . . . . . . . . . .78
        (i)  Condition of the Improvements. . . . . .78

42.     Limitation on Interest. . . . . . . . . . . .79

43.     Acquisition and Lease of the Additional
             Units. . . . . . . . . . . . . . . . . .79

        (a)  Potential Additional Units . . . . . . .79
        (b)  Purchase and Lease . . . . . . . . . . .79
        (c)  Closing Conditions . . . . . . . . . . .81

                                                     Page

44.     Obligations Hereunder Related to or
        Measured by Sums Allocated to the
        Potential Additional Units. . . . . . . . . .81

45.     Certain Definitions . . . . . . . . . . . . .81

46.     Covenants and Restrictions Upon Expiration
        of Master Lease . . . . . . . . . . . . . . .91

                                 MASTER LEASE
                                   BETWEEN
                           CRC-I and FOODMAKER, INC.


                 THIS MASTER LEASE, dated as of December 15, 1993 (hereinafter, "Lease"), is made by and between CRC-I Limited Partnership, a Massachusetts limited partnership, as lessor ("Lessor"), and Foodmaker, Inc., a Delaware corporation, as lessee ("Lessee").

Capitalized terms not otherwise defined when they first appear in this Lease are defined in Article 45.

     1.   Demise; Title; Condition.

                 (a) Acquisition and Lease of the Units. As of the First Closing Date, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, subject to the Permitted Encumbrances and all of the provisions and conditions hereof, the premises consisting of (i) the 29 separate parcels of land described in Schedules A-1 through A-29 attached hereto, which parcels also are described by their street addresses and Lessee's internal "location numbers" on Schedule A attached hereto (which location numbers are utilized in various schedules to this Lease), (ii) all right, title and interest of Lessor in and to all buildings, structures, equipment and improvements now or hereafter located on such land and fixtures appurtenant thereto, and (iii) all right, title and interest of Lessor in and to all easements, rights and appurtenances or agreements relating to or running with such land and improvements (but specifically excluding those items identified on Schedule B attached hereto). Each of such 29 separate and individual parcels of land, together with such improvements located thereon and all such entitlements relating thereto, hereinafter shall be referred to individually as a "Unit" and collectively as the "Units."

                 (b) Condition of the Leased Property. The Leased Property is and shall be leased by Lessor to Lessee "as-is, where-is, with all faults" in its condition on the effective date of the Lease thereof to Lessee hereunder, without representation or warranty by Lessor. Lessee has examined the Leased Property and the condition of title to Lessor's Estate and the Leased Property and has found the same to be satisfactory for Lessee's purposes.

                 (c) Disclaimer of Representations by Lessor. LESSOR HAS NOT MADE AND SHALL NOT MAKE AN INSPECTION OF THE LEASED PROPERTY AND MAKES NO REPRESENTATION OR WARRANTY,

EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY OR TITLE THERETO OR THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, FITNESS FOR USE FOR A PARTICULAR PURPOSE, CONDITION OR DURABILITY THEREOF, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR AS TO THE COMPLIANCE THEREOF WITH ANY LEGAL REQUIREMENTS (INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES
ACT), AND ALL RISKS INCIDENTAL TO THE LEASED PROPERTY SHALL BE BORNE BY LESSEE. LESSOR SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT TO ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE LEASED PROPERTY OR ANY PORTION THEREOF, WHETHER PATENT OR LATENT. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION BY LESSOR OF, AND LESSOR HEREBY DISCLAIMS ANY AND ALL WARRANTIES BY LESSOR, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY OR ANY PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

     2.   Term.

                 (a) Basic Term. Subject to the provisions hereof, the initial term of this Lease and Lessee's right to have and hold possession of the Leased Property ("Basic Term") shall begin on the Closing Date (as to the Units), and on the Additional Unit Closing Date (as to any Potential Additional Unit which is added as a Unit hereunder) and end at midnight on November 1, 2003 unless sooner terminated as hereinafter expressly provided.

                 (b) Renewal Terms. If (i) Lessor properly delivers to Lessee a valid Year Nine Rejection Notice pursuant to Article 30, paragraph (a)(iii) or a valid Rejection Notice pursuant to Article 30, paragraph (b)(iii) below, (ii) Lessee elects, respectively, pursuant to the provisions of Article 30, paragraph
(a)(iii) below, clauses (B) or (D)(II) in response to such Year Nine Rejection Notice or the provisions of Article 30, paragraph (b)(iii), clauses (B) or (D)
(II) in response to such Rejection Notice, and (iii) no Event of Default shall have occurred and be continuing on the date of Lessee's Extension Notice applicable thereto, then Lessee shall have the option, exercisable separately and independently with respect to each Unit, to extend the term of this Lease at such time for an additional term of five (5) years (except that, in the case of the renewal of this Lease as to any Year Nine Unit, such renewal term shall be for six (6) years) and thereafter for up to three (3) additional successive terms of five (5) years each and a final additional term beginning on the day after the expiration of the fourth additional term and continuing until the final day of Lessor's Estate (individually a "Renewal Term," and collectively "Renewal Terms"), subject to all of the provisions and conditions of this Lease, except that Basic Rent with respect to each such Unit shall be (x) as set forth on Schedule C attached hereto in case of any Renewal Term after Lessee elects the provisions of Article 30, paragraph (a)(iii), clause (B) or Article 30, paragraph (b)(iii), clause (B) and (y) as set forth in
Article 30, paragraph (a)(iii), clause (D)(II) and in Article 30, paragraph
(b)(iii), clause (D)(II) as to any Renewal Term following Lessee's election of the provisions thereof. Lessee may exercise any such option by delivering to Lessor an Extension Notice at any time on or before the date which is thirty
(30) days after the date Lessor delivers to Lessee a valid Year Nine Rejection Notice pursuant to Article 30, paragraph (a)(iii), or a valid Rejection Notice pursuant to Article 30, paragraph (b)(iii) as applicable, in the case of an extension of the Basic Term, and at least one hundred eighty (180) days before expiration of the immediately preceding Renewal Term, in the case of any other extension. The Extension Notice shall identify the Unit(s) with respect to which Lessee desires to exercise this option to extend the term of this Lease. Failure to extend the Term of this Lease with respect to any Unit(s) shall nullify the option for such Renewal Term and all subsequent Renewal Terms, but only with respect to such Unit(s). Either party, upon request of the other, will execute and acknowledge, in form suitable for recording, an instrument confirming any such extension. Time shall be of the essence with respect to the giving of notice by Lessee of its election to extend the Basic Term or any subsequent Renewal Term.

     3.   Rent.

                 (a)  Basic Rent and Special Rent.

                      (i) During the Basic Term of this Lease, Lessee shall pay, as rent for the Leased Property, the Basic Rent specified in Schedule C attached hereto to Lessor (or to such other Person as Lessor from time to time may specify in writing, it being acknowledged and understood that Lessor hereby irrevocably instructs Lessee to make all payments due to Lessor hereunder to the Indenture Trustee until further notice from said Indenture Trustee). Basic Rent shall be payable by Lessee in arrears in the amounts and on the Installment Payment Dates set forth in Schedule C. If any Installment Payment Date falls on a day which is not a Business Day, Basic Rent shall be due and payable on the next Business Day.

                     (ii) During the Basic Term of this Lease, Lessee shall pay, in addition to Basic Rent, the Special Rent specified in Schedule D attached hereto to Lessor (or to such other Person as Lessor from time to time may specify in writing, it being acknowledged and understood that Lessor hereby irrevocably instructs Lessee to make all such payments to the Indenture Trustee until further notice from said Indenture Trustee). Special Rent shall be payable by Lessee in arrears in the amounts and on the Installment Payment Dates set forth in Schedule D. If any Installment Payment Date falls on a day which is not a Business Day, Special Rent shall be due and payable on the next Business Day.

                 (b) Additional Rent. All amounts which Lessee is required to pay or discharge pursuant to this Lease in addition to Basic Rent and Special Rent (including, without limitation, any amounts payable pursuant to Article 19 hereof), together with every fee, charge, overdue interest and cost which may be added for nonpayment or late payment thereof, shall constitute additional rent hereunder (hereinafter, "Additional Rent").

                 (c) Overdue Payments. Lessee also shall pay to Lessor on demand interest at an annual rate, calculated on the basis of a 360-day year of twelve equal months, equal to twelve and seventy-five one hundredths percent (12.75%) (hereinafter, "Overdue Rate"), but in no event greater than the maximum rate not prohibited by applicable law, with respect to (A) all overdue installments of Basic Rent and Special Rent from the due date thereof until paid in full, (B) all overdue amounts of Additional Rent arising out of obligations which Lessor shall have paid on behalf of Lessee pursuant hereto from the date of such payment by Lessor until paid in full, and (C) each other sum required to be paid by Lessee to Lessor hereunder which is overdue, including without limitation, any amounts payable pursuant to Article 20, from the date such sum was due until the date received by Lessor.

                 (d) Place for Payment of Rent. The Basic Rent, Special Rent, Additional Rent and all other amounts or charges payable hereunder shall be payable to Lessor, or to such other Person as Lessor from time to time may specify in writing (it being acknowledged and understood that Lessor hereby irrevocably instructs Lessee to make all payments due to Lessor hereunder to the Indenture Trustee until further notice from said Indenture Trustee), at such place within the continental United States as Lessor from time to time may designate to Lessee in writing; provided, however, that

Lessee may pay Additional Rent directly to the Person entitled thereto.

     4. Use. For a period of three (3) years commencing on the date hereof (hereinafter, "Use Restriction Period"), Lessee may use the Leased Property only for (a) the operation of a restaurant under the name of "Jack in the Box," (b) any other business (including restaurant business) which, during the Use Restriction Period, is within Lessee's primary lines of business so long as the same does not involve the use of Hazardous Substances other than the normal and customary use thereof in compliance with Environmental Laws. After expiration of the Use Restriction Period, Lessee may use the Leased Property for any lawful purpose so long as the same does not involve the use of Hazardous Substances other than the normal and customary use thereof in compliance with Environmental Laws.

     5.   Net Lease; Non-terminability.

                 (a) No Deduction or Offset. This Lease is a "triple net lease," and Lessee shall pay all Basic Rent, Special Rent and Additional Rent without notice, demand, counterclaim, set-off, deduction, defense, abatement, suspension, deferment, diminution or reduction, free from any charges, assessments, impositions, expenses or deductions of any and every kind or nature whatsoever. All costs, expenses and obligations of every kind and nature whatsoever relating to the Leased Property and the appurtenances thereto and the use and occupancy thereof by Lessee or anyone claiming by, through or under Lessee as lessee hereunder which may arise or become due during or with respect to the Term shall be paid by Lessee. Lessee assumes the sole responsibility for the condition, use, operation, maintenance and management of the Leased Property, and Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the property of Lessee or any sublessee of Lessee for any reason whatsoever.

                 (b) Non-Terminability. Except as expressly provided herein or under applicable Legal Requirements (to the extent that such Legal Requirements may not validly be waived, it being the intention of Lessee to waive, to the fullest extent possible, any Legal Requirement which might require or grant any right to Lessee to require the termination of this Lease, the abatement, deduction, deferment or reduction of rent hereunder, or which might otherwise excuse, release or discharge Lessee from any obligations or liabilities hereunder), this Lease shall not terminate, nor shall Lessee have any right to terminate this

Lease, nor shall Lessee be entitled to any abatement, deduction, deferment or reduction of Basic Rent, Special Rent or Additional Rent hereunder, nor shall Lessee have the right to be excused, released or discharged from any obligations or liabilities hereunder for any reason, including, without limitation, (i) any damage to or destruction of all or part of the Leased Property; (ii) any latent or other defect in the Leased Property; (iii) any restriction, deprivation (including eviction) or prevention, or any interference with, any use or occupancy of the Leased Property (whether due to any defect in or failure of Lessor's title to Lessor's Estate, including the lien of Lessor's Mortgage or otherwise); (iv) any condemnation, confiscation, requisition or other taking or sale of the use, occupancy or title to the Lessor's Estate or the Leased Property; (v) any default, action, omission or breach on the part of Lessor under this Lease or of CRC-II under that certain Master Lease between Lessee and CRC-II executed contemporaneously herewith (the "CRC-II Master Lease"), or on the part of Lessor or CRC-II under any other agreement between Lessor and Lessee or CRC-II and Lessee, or any default, action, omission or breach on the part of Lessor's Mortgagee; (vi) any claim arising from any other business or relationship between Lessor and Lessee or CRC-II and Lessee; (vii) the inadequacy, incorrectness or failure of this Lease to lease to Lessee the property intended to be leased hereby; (viii) the inadequacy in any way whatsoever of the design or construction of any improvements included in the Leased Property, it being understood that Lessor has not made and will not make any representations express or implied as to the adequacy thereof; (ix) Lessee's acquisition of ownership of the Lessor's Estate or the Leased Property or any sale or other disposition of the Lessor's Estate or the Leased Property (except as provided in Articles 30, 31 or 37 below); (x) the impossibility of performance by Lessor or Lessee or both; (xi) any actual or threatened action of any court, administrative agency or other governmental authority; (xii) force majeure; or (xiii) any other cause, whether similar or dissimilar to the foregoing, and whether or not foreseeable, any present or future law notwithstanding. It is the intention of the parties hereto that the obligations of Lessee hereunder shall be separate, exclusive and independent of the covenants and agreements of Lessor, that the Basic Rent, Special Rent, Additional Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events and that the obligations of Lessee hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or limited pursuant to an express provision of this Lease or under applicable Legal Requirements which may not validly be waived.

                 (c) Bankruptcy by Lessor. Lessee will remain obligated under this Lease in accordance with its provisions and conditions, and will not take any action to terminate, rescind or avoid this Lease for any reason, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Lessor, or any assignee of Lessor, or any action with respect to this Lease which may be taken by any receiver, trustee or liquidator, or any assignee of Lessor or by any court in any such proceeding. To the fullest extent permitted under applicable Legal Requirements, Lessee waives all rights at any time conferred by statute or otherwise to quit, terminate or surrender this Lease or the Leased Property (except as otherwise expressly provided herein) or to any abatement, suspension, deferment or reduction of any Basic Rent, Special Rent, Additional Rent or other sum payable hereunder, or for damage, loss or expense suffered by Lessee on account of any cause referred to in this Article 5 or otherwise.

     6.  Taxes, Utilities and Other Charges; Law and Agreements.

                 (a)  Taxes; Closing Costs.

                      (i) Lessee shall pay and discharge, on or before the last day upon which the same may be paid without interest or penalty, all taxes, including any tax based upon or measured by gross rentals or receipts from Lessor's Estate or the Leased Property, assessments (including assessments for benefits from public works or improvements, whether or not begun or completed prior to the commencement of the Term hereof and whether or not to be completed within said Term), levies, fees, water and sewer rents and other governmental and similar charges or assessments, general and special, ordinary or extraordinary, and whether or not the same shall have been within the express contemplation of the parties hereto, and any interest and penalties thereon, which are levied or assessed or are otherwise due during the Term against (i) Lessor and which relate to the Lessor's Estate or the Leased Property, the use, occupancy, operation or possession of Lessor's Estate or the Leased Property or any part thereof or the transactions contemplated by this Lease, (ii) Lessor's Estate or the Leased Property or this Lease or the interest of Lessee or Lessor therein, (iii) Basic Rent, Special Rent or Additional Rent or other sums payable by Lessee hereunder, (iv) the use, occupancy, construction, repair or rebuilding of the improvements or any portion thereof, (v) gross receipts from Lessor's Estate or the Leased Property, (vi) Lessee's personal property and Trade Fixtures, or (vii) real estate franchise or license charges. If any tax and assessment levied or assessed against Lessor's Estate or the Leased Property legally may be paid in installments, Lessee shall have the option to pay such tax or assessment in installments; provided, however, that any taxes or assessments which may be levied or assessed for a period ending after the termination of the Term shall be prorated between Lessor and Lessee as of such date. Lessee shall furnish to Lessor within twenty (20) days after any written demand therefor by Lessor, proof of the payment of any tax, assessment, fee, water and sewer rent or charge which is payable by Lessee. Taxes, assessments, fees, water and sewer rents and other governmental charges which are payable by Lessee shall be apportioned between Lessor and Lessee as of the date on which this Lease terminates.

                     (ii) Lessee shall pay or cause to be paid all fees, expenses and costs of Lessor, Lessor's Mortgagee, the Indenture Trustee and Jefferies & Company, Inc. and the Noteholders (including, without limitation, attorneys' fees and expenses of outside counsel, including, without limitation, special local counsel to Jefferies & Co., Inc. and of one special counsel to the Noteholders and the fees of Standard & Poor's Corporation and Moody's Investors Service, Inc. for issuing the rating agency letters contemplated by the Indenture), and any brokerage and placement fees resulting from any contract or agreement with Lessor or Lessee (including, without limitation, those payable to Jefferies & Company, Inc.) incident to the preparation and negotiation of this Lease, Lessor's Mortgage, the Loan Documents and Other Loan Documents (as defined in Lessor's Mortgage) and the Indenture and each of the notes described in the Indenture, and all fees, expenses, taxes and costs incurred in connection with the execution, delivery, filing, recording or rerecording of any notice or memorandum of this Lease, Lessor's Mortgage, and any other document or instrument (including financing statements) required to be filed, recorded or rerecorded in connection with the leasing and mortgaging of the Leased Property, including, without limitation, title insurance premiums and escrow fees, and whether arising in connection with the leasing and mortgaging of the Units or the Potential Additional Units.

                 (b) Excluded Taxes. Nothing in this Lease shall require payment by Lessee of any non-real estate franchise, estate, inheritance, succession, transfer (other than transfer taxes, recording fees or similar charges payable in connection with any conveyance hereunder to Lessee or Lessor or in connection with Lessor's or Lessor's Mortgagee's exercise of remedies after an Event of Default), net income or profits taxes of Lessor, Lessor's Mortgagee or the Indenture Trustee (other than sales, use, value added or transfer taxes or charges or any gross receipts or similar taxes imposed or levied upon, assessed against or measured by the Basic Rent, Special Rent, Additional Rent or any other sums payable by Lessee hereunder or levied upon or assessed against Lessor's Estate or the Leased Property or other tax or charge that would not be imposed but for the existence of the documents and transactions contemplated by this Lease, the CRC-II Master Lease and the Indenture), any taxes imposed by any state or local government on, or measured by, the net income of Lessor, Lessor's Mortgagee or the Indenture Trustee unless any such tax is in lieu of or a substitute for any other tax or assessment upon or with respect to Lessor's Estate or the Leased Property which would be payable by Lessee hereunder.

                 (c) Utility Services. Lessee shall pay all charges for utility, communication and other services to the extent rendered or used during the Term on or about the Leased Property, whether or not payment therefor shall become due after expiration of the Term.

                 (d) Indenture Expenses. Lessee shall pay (i) all expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with the provisions of the Indenture (including the reasonable compensation, fees and expenses and disbursements of its agents and counsel) which are not funded by the balances from time to time on deposit in the Administrative Expenses Account established under the Indenture, including, without limitation, those costs and expenses described in Sections 2.9(c), 3.2, 3.4, 5.3, 5.14, 5.16, 6.7, 6.12, 7.6, 7.17, 8.1, 9.3, 9.5, 9.7, 11.14, 11.15,
11.18, 11.19, 11.20 and 12.15 of the Indenture and all additional fees charged by Standard & Poor's Corporation or Moody's Investors Service, Inc. pursuant to the requirements of the Indenture, but, excluding all expenses, disbursements or advances as may be attributable to the negligence, willful misconduct or bad faith of the Indenture Trustee and (ii) all expenses required to be paid by the Issuer (as such term is defined in the Indenture) under the Indenture. Lessee also shall pay upon demand all costs incurred by Lessor pursuant to Section 1.05 of Lessor's Mortgage.

                 (e) Compliance With Legal Requirements. At Lessee's cost and expense, Lessee shall perform and comply with and shall cause the Leased Property to comply with all laws, rules, orders, ordinances, regulations and requirements now or hereafter enacted or promulgated, of every government and municipality having jurisdiction over

Lessee or the Leased Property and of any agency thereof, relating to Lessee or the Leased Property, or the improvements, or the facilities or equipment thereon or therein, or the streets, sidewalks, curbs and gutters adjoining the Leased Property, or the appurtenances to the Leased Property, or the franchises and privileges connected therewith, including without limitation the Americans with Disabilities Act and Environmental Laws, all rules, orders and regulations of the National Board of Fire Underwriters or other body exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions which apply to the Leased Property, and all private covenants, conditions and restrictions affecting the Leased Property (collectively, "Legal Requirements"), whether or not such Legal Requirements shall necessitate ordinary or extraordinary structural changes, improvements, interference with use and enjoyment of the Leased Property, replacements or repairs, extraordinary as well as ordinary, and Lessee shall so perform and comply, whether or not such Legal Requirements shall now exist or hereafter shall be enacted or promulgated, and whether or not such Legal Requirements are within the present contemplation of Lessor or Lessee. Lessee, at Lessee's cost and expense, shall perform and comply with the terms of any easement granted or released pursuant to Article 33. Lessee, at its expense, shall comply with all provisions of insurance policies required pursuant to Article 13, and with the provisions of all contracts, agreements, instruments and restrictions affecting the Leased Property or any part thereof or its ownership, occupancy, use, operation or possession.

                 (f) Lessee's Right to Contest. Notwithstanding the provisions of this Article 6 and Article 7 or any other provision of this Lease, at all times during the Term hereof, if no Event of Default described in Article 20, paragraph (a) shall have occurred and be continuing, Lessee shall have the right, in the ordinary course of its business, (i) to determine the manner in which Lessee will cause Lessee, the Leased Property or the business conducted at the Leased Property to comply with Legal Requirements, (ii) to contest or challenge, at its sole cost and expense, any tax, charge, levy, assessment, lien or other encumbrance, or the application, interpretation or enforcement of any Legal Requirement affecting Lessee, the Leased Property or the business conducted at the Leased Property, and to postpone payment of or compliance with the same during the pendency of such contest or challenge, and (iii) to determine the method, manner and scope of Lessee's contest or challenge to such tax, charge, levy, assessment, lien or other encumbrance, or the other application, interpretation or enforcement of any Legal Requirements affecting Lessee, the Leased Property or the business conducted at the Leased Property; provided that, however, (A) if Lessee contests or challenges any tax, charge, levy, assessment, lien or other encumbrance, the commencement and continuation of such contest or challenge shall suspend the collection thereof from, and suspend the enforcement thereof against, Lessor, Lessor's Estate, the Leased Property, Basic Rent, Special Rent and Additional Rent, (B) no part of the Leased Property nor any Basic Rent, Special Rent or Additional Rent shall be interfered with or shall be in danger of being sold, forfeited, attached or lost as a result of such contest, challenge, action or inaction of Lessee, (C) there shall be no risk of the imposition of civil or criminal liability on Lessor for failure to comply with any such Legal Requirements or to pay any such tax, charge, levy, assessment, lien or other encumbrance, (D) Lessee shall preclude the collection of, or other realization upon, any contested amount from the Leased Property or any interest in the Leased Property, (E) such contest by Lessee shall not affect the ownership, use or occupancy of the Leased Property. Lessee agrees promptly to notify Lessor of the existence of any such contest or challenge, and, upon request by Lessor or Lessor's Mortgagee from time to time, notice of the status of such contest by Lessee and/or confirmation of the continuing satisfaction of the conditions set forth in this paragraph (f). Lessee will pay, indemnify, protect, defend, save and hold the Indemnified Parties harmless against all losses, judgments, decrees and costs (including attorneys' fees and expenses) in connection with any such contest, challenge, action or inaction of Lessee, and promptly after the final determination of such contest, Lessee will pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable therein, together with all penalties, fines, interests, costs, damages and expenses thereon or in connection therewith. In the event that all such contested amounts exceed $300,000 in the aggregate at any one time, Lessee shall deliver to Lessor or Lessor's Mortgagee cash, a bond or other security acceptable to Lessor and Lessor's Mortgagee equal to 125% of the contested amount pursuant to collateral arrangements reasonably satisfactory to Lessor and Lessor's Mortgagee.

                 (g) Encumbrances by Lessor and Lessee. Lessor and Lessee acknowledge and agree that Lessor will execute Lessor's Mortgage, and Lessee will execute Lessee's Mortgage. Without Lessee's prior written consent, Lessor shall not have the right to pledge, encumber or subject to a security interest or any financing (other than Lessor's Mortgage and except as required by Lessor's Mortgagee) Lessor's Estate or the Leased Property, and any attempt by

Lessor to do so shall be null and void ab initio and of no force or effect. Lessee shall comply with the provisions of and perform its obligations under the consent of Lessee to the assignment of this Lease to Lessor's Mortgagee.

     7. Liens. Lessee accepts the Leased Property subject to all of the Permitted Encumbrances. Subject to the provisions of Article 6, paragraph (f), Lessee will promptly, but in any event no later than thirty (30) days after its Actual Knowledge of the filing thereof, but in any event prior to the enforcement of the same, at its own expense, remove and discharge of record, by bond or otherwise, any charge, lien, security interest or encumbrance upon Lessor's Estate or the Leased Property, upon any Basic Rent or Special Rent, or upon any Additional Rent which arises for any reason (except for (i) arising out of the act or omission of Lessor without the consent of Lessee, and (ii) Lessor's Mortgage), including all liens which arise out of Lessee's possession, use, operation and occupancy of the Leased Property, but not including any Permitted Encumbrances. Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, express or implied, to or for the performance by any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof. Lessor and Lessee, at Lessor's request, shall execute a memorandum or notice of this Lease, as to each Unit, and each Potential Additional Unit (upon its becoming a Unit hereunder), in recordable form, containing notice to the effect that Lessor will not be liable for any labor, services or materials furnished or to be furnished to Lessee, or to anyone holding an interest in the Lessor's Estate or the Leased Property or any part thereof through or under Lessee, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Lessor in and to the Lessor's Estate or the Leased Property. Lessor is hereby given authority to enter upon the Leased Property upon twenty-four (24) hours prior written notice to Lessee for the purpose of posting any notices which in Lessor's opinion shall be necessary to hold Lessor harmless from any claim or liability arising out of any work done on the Leased Property. If Lessee shall fail to discharge any charge, lien, security interest or encumbrance within the time period permitted by this Lease, Lessor may discharge the same by payment or bond or both, and Lessee will repay to Lessor, upon demand, any and all amounts paid therefor, or by reason of any liability on such bond, and also any and all reasonable incidental expenses, including reasonable attorneys' fees incurred by Lessor in connection therewith.

     8. Indemnification. Lessee shall pay and shall protect, defend and indemnify the Indemnified Parties against and hold the Indemnified Parties harmless from all liabilities, losses, damages, penalties, charges, costs, expenses (including reasonable attorneys' fees and expenses) or judgments (collectively, "Losses") resulting from any claims, demands, actions, causes of action, suits, investigations or administrative or legal proceedings of any nature (collectively, "Claims"), (a) arising or alleged to arise from or in connection with the ownership, condition, use, operation, maintenance, repair, rebuilding, alteration, modification, subletting and management of Lessor's Estate or the Leased Property at any time during or prior to the Term of this Lease, (b) relating to Lessor's Estate or the Leased Property and the appurtenances thereto and the use and occupancy thereof by Lessee or anyone claiming by, through or under Lessee at any time during or prior to the Term of this Lease, (c) arising out of any misrepresentation or breach of warranty by Lessee under Article 9, paragraph (a) or Article 41, or (d) arising or alleged to arise from or in connection with any of the following: (i) any injury to or death of any Person, or any damage to or loss of property on or adjacent to the Leased Property (excluding adjacent property in which the Indemnified Party has an interest other than pursuant to this Lease or any other lease between the Indemnified Party and Lessee), or growing out of or directly or indirectly connected with the ownership, use, nonuse, occupancy, operation, possession, condition, construction, repair or rebuilding of the Leased Property or adjacent property, sidewalks, streets or ways or resulting from the condition of any thereof (excluding adjacent property, sidewalks, streets or ways in which Indemnified Party has an interest other than pursuant to this Lease or any other lease between the Indemnified Party and Lessee) or any encroachment thereof onto any adjacent property at any time during or prior to the Term of this Lease;
(ii) any Claims by third parties resulting from any violation or alleged violation by Lessee (but not from any gross negligence or willful misconduct of the Indemnified Party) of (A) any provision of this Lease, or (B) any Legal Requirement, or (C) any other lease or agreement relating to Lessor's Estate or the Leased Property, or (D) any Permitted Encumbrances or (E) any contract or agreement to which Lessee is a party or affecting the Leased Property, or (F) any restriction, law, ordinance or regulation affecting Lessor's Estate or the Leased Property or the ownership, use, nonuse, occupancy, condition, operation, possession, construction, repair or rebuilding thereof or of adjacent property, sidewalks, streets or ways; (iii) any contest permitted by Article 6; (iv) Lessee's failure to pay in accordance with the provisions hereof any item of Additional

Rent or other sums payable by Lessee hereunder; or (v) any of the matters listed on Schedule Q attached hereto. Lessee shall not be liable in any case to any Indemnified Party for any Losses to the extent that they result from the negligence or willful misconduct of such Indemnified Party. If any Indemnified Party shall be made a party to any such litigation commenced against Lessee, and if Lessee, at its expense, shall fail to provide such Indemnified Party with legal counsel reasonably approved by such Indemnified Party, Lessee shall pay all costs and reasonable attorneys' fees and expenses incurred or paid by such Indemnified Party or its agent in connection with such litigation. The following provisions shall apply in connection with any indemnification obligation hereunder.

                 (a) If an Indemnified Party notifies Lessee of any Claim as to which this Article 8 applies, Lessee shall assume on behalf of the Indemnified Party and conduct with due diligence and in good faith the investigation and defense thereof and the response thereto with counsel selected by Lessee but reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnified Party shall have the right to be represented by advisory counsel of its own selection and at its own expense, which advisory counsel may participate in the investigation and defense of and response to such Claim only with the approval and at the direction and under the supervision of Lessee's counsel; and provided further, that if such Claim involves both Lessee and the Indemnified Party and the Indemnified Party shall have reasonably concluded that legal defenses are available to it which may result in its asserting a Claim (or cross-claim or counter-claim) against Lessee, then the Indemnified Party at its sole cost and expense shall have the right to select separate counsel to participate in the investigation and defense of and response to such Claim on its own behalf (except as provided in Article 20, paragraph (f)).

                 (b) If any Claims are asserted against an Indemnified Party as to which this Article 8 applies, and Lessee fails to assume promptly (and in any event within fifteen (15) days after having Actual Knowledge of the same) the defense of the Indemnified Party, then the Indemnified Party may (but shall not be obligated to) contest (without prior notice or consent of Lessee) the Claim at Lessee's expense using counsel selected by the Indemnified Party or the Indemnified Party may settle or pay in full the amount of such Claim (without prior notice to or consent from Lessee), without releasing Lessee from any obligations to each Indemnified Party under this Article 8, if in the written opinion of counsel to the Indemnified Party, the settlement or payment in full is advisable.

                 (c) The rights of each Indemnified Party under this Article 8 shall be in addition to any other rights and remedies of such Indemnified Party against Lessee under the other provisions of this Lease or under any other document or instrument now or hereafter executed by Lessee, or under any Legal Requirement or in equity (including, without limitation, any right of reimbursement or contribution pursuant to Environmental Laws).

     9.   Environmental Matters.

                 (a) Environmental Representations. Except as disclosed in those environmental reports and statements described on Schedule E attached hereto, Lessee represents and warrants to and in favor of the Indemnified Parties that:

                      (i) Lessee has obtained all permits, licenses and any other authorizations required to conduct operations at the Leased Property that are required under all applicable Environmental Laws, and, to the best of Lessee's Actual Knowledge, Lessee is in compliance with all terms and conditions of all permits, licenses and any other authorizations required under all applicable Environmental Laws;

                     (ii) As of the date hereof, no notices, complaints or orders of violation or non-compliance of any nature whatsoever have been issued to Lessee or, to the best of Lessee's Actual Knowledge, to any Person regarding the Leased Property, and no federal, state or local environmental investigation or legal action by a private party is pending or, to the best of Lessee's Actual Knowledge, threatened, in each case with regard to the Leased Property or any use thereof or any alleged violation of, or strict liability arising under, Environmental Laws;

                    (iii) Except as set forth on Schedule E and Schedule H attached hereto, no liens have been placed upon the Leased Property in connection with any actual or alleged liability under any Environmental Laws; and

                     (iv) The Leased Property has not been used by Lessee or, to the best of Lessee's Actual Knowledge by any other Person, to generate, manufacture, refine, produce or process any Hazardous Substance or to store, handle, transfer or transport any Hazardous Substance other than normal and lawful use thereof in lawful quantities and in compliance with Environmental Laws.

                 (b) Environmental Covenants. Lessee covenants and agrees with respect to the Leased Property as follows:

                      (i) At all times during the Term of the Lease, the Leased Property, Lessee, and all sublessees and assignees of Lessee shall comply in all respects with all applicable Environmental Laws;

                     (ii) Lessee and all sublessees and assignees of the Leased Property shall comply with all terms and conditions of all permits, licenses and any other authorizations required under all applicable Environmental Laws during the Term of this Lease;

                    (iii) The Leased Property will not be used by Lessee or any other Person at any time during the Term of this Lease to generate, manufacture, refine, produce or process any Hazardous Substance or to store, handle, transfer or transport any Hazardous Substance, other than normal and lawful uses thereof in lawful quantities and in compliance with Environmental Laws where such uses will have no material adverse effect upon any Unit and will not reduce the Fair Market Value of any Unit;

                     (iv) At all times during the Term of this Lease, the Leased Property will be maintained free of any activities, uses or conditions which result in a release, threatened release, emission, disposal, escape, seepage, leakage, spillage, pumping, pouring, emptying, injection, dumping, or discharge of any Hazardous Materials from, under, into, or on, the Leased Property in violation of applicable Environmental Laws; and

                      (v) Lessee during the Term of this Lease (A) shall comply and cause all sublessees and assignees of space in the Leased Property to comply with all Environmental Laws, (B) shall cause any alterations of or construction on the Leased Property to be done in accordance with applicable Environmental Laws, and (C) shall remove and dispose of in compliance with applicable Environmental Laws, any Hazardous Substances present upon or emanating from the Leased Property not in compliance with Environmental Laws or requiring removal and disposal pursuant to applicable Environmental Laws.

                 (c) Notice of Environmental Matters. Promptly upon obtaining Actual Knowledge thereof, Lessee shall give to Lessor notice of the occurrence of any of the following events: (i) the failure of the Leased Property, Lessee, or any sublessee or assignee of Lessee to comply with any Environmental Law which has resulted, or has the potential to result, in an adverse impact on the Leased Property; (ii) the issuance to Lessee, or any sublessee of the Leased Property or any assignee of Lessee, of any notice, complaint or order of a violation or non-compliance with regard to the Leased Property or the use thereof with respect to Environmental Laws; (iii) any notice of a pending or threatened investigation to determine whether any operations on the Leased Property are in violation of any Environmental Law; or (iv) any environmental condition which has resulted in, or has the potential to result in, an adverse impact on the Leased Property.

                 (d) Environmental Investigation. If Lessee has Actual Knowledge (or receives a written notice from Lessor) that an adverse change in the environmental condition of any Unit has occurred or that an adverse environmental condition with respect to any Unit has been discovered, Lessee diligently (in any event within thirty (30) days after obtaining such Actual Knowledge or receiving such notice, or such shorter period as may be required by law or necessitated by an emergency) shall engage a qualified environmental consultant to investigate such environmental condition, and thereafter diligently shall undertake such acts and actions as are necessary to prosecute to completion a cure of such environmental condition to the extent necessary to meet Legal Requirements and comply with applicable Environmental Laws and to prevent a diminution in the Fair Market Value of such Unit. All costs and expenses incurred in connection with any investigation or remediation required shall be paid by Lessee.

                 (e) Environmental Indemnity. In addition to any indemnity contained in Article 8, Lessee agrees to indemnify, defend and hold harmless each Indemnified Party from and against any and all Losses which may be suffered or incurred by or asserted against such Indemnified Party, to the extent such Losses arise directly or indirectly as a result of any Claim relating to (i) the Leased Property, (ii) the presence, use, storage, transportation, disposal, release, threatened release, discharge, emission or generation of any Hazardous Substances at the Leased Property as a result of acts, omissions, occurrences or events at any time during or prior to the Term of this Lease (including, without limitation, any such presence, disposal, release, discharge, emission or generation continuing or arising after expiration of the Term as a result of acts, omissions, events or occurrences at any time during or prior to expiration of the Term), (iii) Lessee's violation of or failure to comply with this Article 9, or (iv) any breach by Lessee of any representation or warranty set forth in Article 9, paragraph (a); provided, however, that no Indemnified Party will be indemnified by Lessee hereunder for any such Losses solely caused by the gross negligence or willful misconduct of such Indemnified Party. Such Losses shall include, without limitation, the following out-of-pocket costs incurred by an Indemnified Party if such costs are incurred at a time when Lessee is in default in the performance of its obligations under this Article 9: out-of-pocket costs incurred in connection with determining whether any portion of the Leased Property is in compliance with all applicable Environmental Laws; taking any necessary precautions to protect against any actual or threatened disposal, generation, emission or release of Hazardous Substances; and any removal, remediation of any kind and disposal of any Hazardous Substances. The rights of the Indemnified Parties hereunder shall not be limited by any investigation or the scope of any investigation undertaken by them or on their behalf in connection with the Leased Property prior to the date hereof, nor shall Lessee's obligations hereunder be diminished or affected in any respect as a result of any notice or disclosure, if any, to, or other knowledge, if any, by, any Indemnified Party of any actual or threatened disposal, generation, emission or release of Hazardous Substances onto any Leased Property, nor shall any Indemnified Party be deemed to have permitted or acquiesced in any disposal, generation, emission or release of Hazardous Substances or any breach of Lessee's other obligations hereunder, solely because any Indemnified Party had notice, disclosure or knowledge thereof, whether on or to the date hereof or hereafter.

                 (f) Other Indemnification Provisions Apply. The provisions of paragraphs (a), (b) and (c) of Article 12 also shall apply with respect to the indemnification obligations of Lessee set forth in this Article 9.

                 (g) Survival. The obligations and liabilities of Lessee, whether actual or contingent, with respect to each Indemnified Party under this
Article 9, including obligations (if any) arising after expiration of the Term, shall survive (i) expiration or other termination of this Lease or any foreclosure of Lessor's and/or Lessee's Mortgage, (ii) the abandonment of the Leased Property by Lessee, (iii) any purchase of the Leased Property or any portion thereof by Lessee, (iv) the Substitution of other property for any Unit pursuant to any provisions hereof, (v) any Early Termination Election by Lessee with respect to any Unit or any other release or transfer of any Unit; or (vi) any payments of any type by Lessee to Lessor pursuant to the terms of this Lease (including, without limitation, payments made under Articles 28, 30, 31 and 32 herein).

    10.  Maintenance and Repair; Additions.

                 (a) Maintenance. Lessee, at its sole cost and expense, will keep and maintain the Leased Property, including any altered, rebuilt, additional or substituted buildings and other improvements, in a condition at least equal to that as on the date of this Lease, ordinary wear and tear excepted, and (except as otherwise provided in Article 12, paragraphs (a)(iii) and (b)(iii)) Lessee will make all structural and non-structural and ordinary and extraordinary changes, repairs and replacements, foreseen or unforeseen, which may be required, whether or not caused by its act or omission, to be made upon or in connection with the Units in order to keep the same in such condition and in compliance with Legal Requirements and Environmental Laws, including taking action necessary to maintain Lessor's Estate and the Leased Property in such condition. Lessee shall keep the Leased Property orderly and free and clear of rubbish. Lessor shall not be required to maintain, alter, repair, rebuild or replace any Units or to maintain the Leased Property, and Lessee expressly waives the right to make repairs at the expense of Lessor pursuant to any law at any time in effect.

                 (b) Violation of Restrictions. If any improvements shall encroach upon any property, street or right-of-way adjoining or adjacent to the Leased Property, or shall violate any restrictive covenant affecting the Leased Property or any part thereof, or shall impair the rights of others under or obstruct any easement or right-of-way to which the Leased Property is subject, then, promptly after the written request of Lessor or any Person affected by any such encroachment, violation, impairment or obstruction, Lessee, at its expense, either (i) shall obtain effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, impairment or obstruction, or (ii) shall make such changes in the Units and take such other action as shall be necessary to remove such encroachments or obstructions and to end such violations or impairments, including, to the extent necessary, the alteration or removal of any improvement thereon. Any such alteration or removal shall be made to the same extent as if such alteration or removal were an alteration under the provisions of this Article 10, paragraphs
(c) or (d), and there shall be no abatement of rent by reason of such alteration or removal. So long as any such encroachment, violation or improvement is not material, Lessor, at

Lessee's request, shall waive the foregoing requirements contained in this
Article 10, paragraph (b), provided Lessee indemnifies, defends, protects and holds Lessor and all Indemnified Parties harmless against any Losses that Lessor and such Indemnified Party may incur as a result of such encroachment, violation, impairment or destruction, which indemnity shall survive termination of this Lease and the other events described in Article 9, paragraph (g) above.

                 (c) Alterations. Lessee shall have the right, at its sole cost and expense, to make alterations, modifications or improvements to the Units and to make any alterations, additions, modifications or improvements ("Alterations") to any Unit whether or not structurally integrated with the existing Units, provided that such Alterations (i) will not adversely effect the structural integrity of the Units or materially impair the utility, Fair Market Value (as defined in Article 36, paragraph (c)(ii) below), useful life or operation of such Unit, and (ii) will conform with the character and quality of the existing Units and all Legal Requirements. All Alterations will be constructed in a good and workmanlike manner using a quality of material and workmanship at least as good as the original work or installation of the Units and will be completed in a commercially reasonable time period, and upon completion of such Alterations, the Unit(s) shall be free and clear of all liens arising from or as a result of the Alterations. Each Alteration shall be made at the sole cost and expense of Lessee, may not be encumbered and (except for Lessee's Trade Fixtures) immediately shall become the property of Lessor and subject to this Lease.

                 (d) Compliance with Legal Requirements. All work required or permitted by this Article 10 shall be performed in compliance with all applicable Legal Requirements and shall comply with the requirements of all insurance policies required to be maintained by Lessee hereunder. Lessee shall procure and pay for all permits and licenses required in connection with any such work or Alterations.

    11.  Trade Fixtures.

                 (a) Not Part of Leased Property. Lessor acknowledges and agrees that all items specified on Schedule B and all other items of machinery, equipment or personal property which Lessee utilizes to conduct its business on the Leased Property (hereinafter, "Trade Fixtures"), and all replacements thereof, are and shall remain the property of Lessee and shall be treated as trade fixtures for the purposes of this Lease. Accordingly, Lessor acknowledges and agrees that (i) the Trade Fixtures constitute Lessee's personal property, and shall not be considered to be part of the Leased Property, regardless of whether or by what means they become attached thereto, (ii) it does not possess any ownership or security interest in such Trade Fixtures, and (iii) Lessee may remove such Trade Fixtures at any time during the Term hereof, provided that Lessee agrees to repair any damage resulting from such removal. Lessee may remove its Trade Fixtures from the Leased Property at any time prior to the termination of this Lease, provided that Lessee shall repair any damage to the Leased Property resulting from such removal. Lessee, at its own cost and expense, may install, place, reinstall or replace upon the Leased Property, or remove from the Leased Property, any such Trade Fixtures. Any replacement Trade Fixtures shall not become the property of Lessor but shall remain Lessee's property.

                 (b) Equipment Leases. Lessor acknowledges and agrees that Lessee's Trade Fixtures may be leased from an equipment lessor (hereinafter, "Equipment Lessor") and that Lessee may execute and enter into an equipment lease with respect to such Trade Fixtures ("Equipment Lease"). If and to the extent required by any Equipment Lease, Lessor shall execute and deliver to the Equipment Lessor a consent or acknowledgement, in recordable form reasonably acceptable to such Equipment Lessor in which Lessor (i) acknowledges and agrees that the Trade Fixtures which are the subject of the Equipment Lease constitute the personal property of Lessee, and shall not be considered to be part of the Leased Property, regardless of whether or by what means they become attached thereto, (ii) agrees that it will not claim any interest in such Trade Fixtures, and (iii) agrees that Equipment Lessor may enter the Leased Property for the purpose of exercising any right it may have under the provisions of the Equipment Lease, including the right to remove such Trade Fixtures, provided that such Equipment Lessor agrees to repair any damage resulting from such removal.

                 (c) Other Fixtures. All fixtures, machinery and equipment other than Trade Fixtures, and replacements thereof, shall be the property of Lessor and subject to this Lease. Lessee shall be responsible, during the Term, to repair, maintain, insure, pay utility charges and ad valorem taxes upon such fixtures, machinery, equipment and replacements in accordance with the provisions hereunder requiring the same with respect to the Leased Property. Replacements made by Lessee of fixtures, machinery and equipment (excluding Trade Fixtures) which are the property of Lessor shall be at Lessee's expense and shall be at least equal to the quality of the replaced fixtures, machinery and equipment when the replaced items were new.

    12.  Condemnation and Casualty.

                 (a) Destruction While Credit Rating Maintained. Provided Lessee's long term rating, as determined by Standard & Poor's Corporation and Moody's Investors Service, Inc., is not below both "B+" and "Ba3," respectively, at the time of any Destruction (as defined below), the following provisions shall apply:

                      (i) Destruction. If Lessor's Estate, the Leased Property, any Unit or any portion thereof is damaged, destroyed, lost or taken
(A) by fire or other casualty, or (B) by condemnation, requisition or other taking or occupancies of the Lessor's Estate or the Leased Property on account of any actual or threatened eminent domain proceeding or other action by any authority, civil or military, having the power of eminent domain (hereinafter referred to individually or collectively as "Destruction"), any Award arising as a result of or which is attributable to such Destruction (including, without limitation, Lessee's reversionary interest in the Leased Property, any Unit or any portion thereof) shall be collected and paid, retained, distributed or utilized as set forth in paragraph (a)(iii) below, except that, so long as no Event of Default shall have occurred and be continuing, Lessee shall be entitled to collect and retain any award, insurance proceeds or other payment specifically made for interruption of Lessee's business, moving expenses, Trade Fixtures or other loss of Lessee's property other than Lessee's interest under this Lease (hereinafter, "Lessee's Loss"). Lessee, at its cost and expense, in the name of and on behalf of Lessor or Lessee, shall appear in any such proceeding or other action, negotiate and prosecute any Claim for any Award on account of any such Destruction. Lessor or Lessor's Mortgagee, at their sole cost and expense, shall have the right to be represented by advisory counsel in any such proceeding or other action, which advisory counsel may participate in such proceeding or other action only with the approval and at the direction and under the supervision of Lessee or its counsel.

                     (ii) Notice of Destruction. If there shall be a Destruction of any Unit or any portion thereof, Lessee promptly shall deliver to Lessor and the Indenture Trustee written notice of such Destruction. Within sixty (60) days after such Destruction, Lessee shall elect by a further written notice to Lessor either (A) to make a Substitution of such Unit pursuant to
Article 15 below, or (B) to make an

Early Termination Election with respect to such Unit in accordance with the provisions of Article 37 below (including, without limitation, the initial date requirement thereunder), or (C) at Lessee's own cost and expense, to carry out any necessary demolition and to repair, replace and/or rebuild such Unit so that, as nearly as practicable, the Unit is restored to a physical and operating condition not less than the condition required to be maintained hereunder immediately prior to such Destruction (hereinafter, "Restoration"), in which case, Lessee's written notice shall specify Lessee's reasonable estimate of the cost of completing the Restoration. If Lessee fails to deliver to Lessor such written notice within said sixty (60) day period, Lessee shall be deemed to have elected to make a Restoration.

                 If (and only if) Lessee elects or is deemed to elect to make a Restoration, then, within ninety (90) days after the occurrence of the Destruction, Lessee shall commence and proceed with diligence and promptness to complete such Restoration as expeditiously as possible under the circumstances of such Destruction. All repair work shall be undertaken and completed in the same manner as if the same were an Alteration. If, however, Lessee elects to make a Substitution or Early Termination as provided hereunder, Lessee shall have no obligation to undertake any Restoration of the Unit subject to such Destruction.

                 Basic Rent, Special Rent and Additional Rent shall not abate hereunder by reason of any such Destruction of Lessor's Estate or any Unit, and this Lease shall continue in full force and effect, and Lessee shall continue to perform and fulfill all of Lessee's obligations, covenants and agreements hereunder notwithstanding such Destruction, except as provided to the contrary upon completion of a Substitution or Early Termination with respect to any Unit pursuant to the provisions of Article 15 or Article 37 below, respectively. Lessee covenants and agrees that the amount of any Award collected or received by or paid to Lessee as a result of any Destruction shall be utilized by Lessee to comply with its obligations under this Article 12, paragraph (a)(ii). In no event shall Lessee's obligations be limited to the amount of the Award paid or available to it.

                    (iii) Application of the Award. Lessee may accept and retain on its own behalf (and to the extent received by Lessor, Lessor's Mortgagee or Indenture Trustee, Lessor, Lessor's Mortgagee and Indenture Trustee immediately shall pay or deliver to Lessee) any Award in the amount of $500,000 or less in the event of the Destruction of any individual Unit ("Single Destruction Threshold"); provided, however, that the aggregate amounts so received or retained by Lessee (together with any amounts so paid or delivered to Lessee) with respect to any two or more Units which are the subject of any Destruction, and as to which Lessee has neither consummated a Substitution or Early Termination in compliance herewith nor delivered a certificate of completion pursuant to paragraph (a)(iv)(A) below shall not exceed $3,000,000 at any time ("Multiple Destruction Threshold"). If any single Award exceeds the Single Destruction Threshold or any Awards which Lessee has neither utilized to consummate a Substitution or Early Termination in compliance herewith nor to complete a Restoration pursuant to paragraph (a)(iv)(A) below together in the aggregate exceed the Multiple Destruction Threshold, then (to the extent not paid directly to the Indenture Trustee) Lessee shall deposit or cause to be deposited with the Indenture Trustee the amount of such Award(s).
In addition, if Lessee elects to make a Restoration pursuant to the provisions of paragraph (a)(ii) above, Lessee also shall deposit or cause to be deposited with the Indenture Trustee, in cash or other immediately available funds, the amount by which Lessee's reasonable estimate of the cost of Restoration exceeds the total Award(s) deposited with the Indenture Trustee, or, alternatively, Lessee shall post an equivalent bond whereupon such deposit or bonded amount shall constitute part of the Award for purposes of this Article 12, paragraph
(a)(iii). If Lessee makes an Early Termination Election pursuant to the provisions of Article 37 below, then concurrently with delivery of Lessee's written notice to Lessor of such Early Termination Election pursuant to paragraph (a)(ii) above, Lessee shall deposit or cause to be deposited with the Indenture Trustee (to the extent not directly paid to the Indenture Trustee) the entire Award attributable to the Destruction, together with any other amounts then due with respect to such Early Termination.

                     (iv) Proceeds Account. Moneys held by the Indenture Trustee shall be segregated and held in the "Proceeds Account" provided in the Indenture and shall be held subject to the Indenture for the uses and purposes provided in this Article 12, paragraph (a). Provided no Event of Default shall have occurred and be continuing, such amounts shall be held or disbursed by the Indenture Trustee as follows:

                           (A)  If Lessee elects to make a Restoration pursuant
to paragraph (a)(ii) above, then as the work of Restoration progresses, any amounts held by the Indenture Trustee shall be paid by the Indenture Trustee to reimburse Lessee for the actual costs and expenses incurred by Lessee in connection with such Restoration in excess of the Award retained by Lessee, if any. Such amounts shall be paid to Lessee upon written notice to Indenture Trustee, with a copy to Lessor, setting forth in reasonable detail all of such costs and expenses actually incurred by Lessee in connection therewith, the amount of the Award retained by Lessee which Lessee previously has expended in connection with such Restoration and the amount of the proceeds then held by the Indenture Trustee to which Lessee is then entitled thereunder. Lessee shall comply with the reasonable requirements of Lessor's Mortgage and Lessor's Mortgagee or the Indenture Trustee with respect to distribution of any such amounts. Upon completion of the Restoration of a Unit pursuant to this Lease, and Lessee's receipt of all necessary licenses, permits and approvals for the occupancy and conduct of business on the restored Unit, Lessee shall deliver to the Indenture Trustee a certificate executed by an executive officer of Lessee certifying to the same. Upon receipt of such certificate by the Indenture Trustee, any further amounts (including any amount in excess of the cost of Restoration) held by the Indenture Trustee with respect to such Unit shall be paid or released to Lessee provided no Event of Default hereunder shall have occurred and be continuing.

                           (B)  If Lessee elects to make a Substitution pursuant
to paragraph (a)(ii) above, provided no Event of Default hereunder shall have occurred and be continuing, any amounts held by the Indenture Trustee with respect to such Unit shall be paid or released to Lessee upon receipt of a certificate signed by an executive officer of Lessee certifying that the Substitution has been completed pursuant to Article 15 hereof, and that Lessee has received all necessary licenses, permits and approvals for the occupancy and conduct of business at the Substitute Unit.

                           (C)  If Lessee makes an Early Termination Election
pursuant to paragraph (a)(ii) above, provided no Event of Default hereunder shall have occurred and be continuing, any amounts held by the Indenture Trustee with respect to such Unit shall apply to and reduce the Unit Redemption Price payable by Lessee to Lessor for the Unit with respect to which Lessee elects Early Termination. Upon completion of the Early Termination and payment of the Unit Redemption Price, provided no Event of Default hereunder shall have occurred and be continuing, any further amounts (including any amount in excess of the Unit Redemption Price) held by the Indenture Trustee with respect to such Unit shall be paid or released to Lessee. Notwithstanding the foregoing, if an Event of Default hereunder has occurred and is continuing, the proceeds received by the Indenture Trustee shall be applied according to the provisions of Lessee's Mortgage.

                 (b) Destruction When Credit Rating Deteriorates. If, at the time of any Destruction, Lessee's long term rating, as determined by Standard & Poor's Corporation and Moody's Investors Service, Inc., is below both "B+" and "Ba3," respectively, the following provisions shall apply:

                      (i) Destruction. If Lessor's Estate, the Leased Property, any Unit or any portion thereof is the subject of a Destruction, any Award arising as a result of or which is attributable to such Destruction (including, without limitation, Lessee's reversionary interest in the Leased Property, any Unit or any portion thereof) shall be collected by and paid to the Indenture Trustee in accordance with Lessor's Mortgage and applied in accordance with Lessor's Mortgage and to the extent not inconsistent therewith, this Lease, except that, so long as no Event of Default shall have occurred and be continuing, Lessee shall be entitled to collect and retain any award, insurance proceeds or other payments specifically made for Lessee's Loss. Lessee, at its cost and expense, in the name of and on behalf of Lessor or Lessee, shall appear in any such proceeding or other action, negotiate and prosecute any Claim for any Award on account of any such Destruction. Lessor or Lessor's Mortgagee, at their sole cost and expense, shall have the right to be represented by advisory counsel in any such proceeding or other action, which advisory counsel may participate in such proceeding or other action only with the approval and at the direction and under the supervision of Lessee or its counsel.

                     (ii) Notice of Destruction. If there shall be a Destruction of any Unit or any portion thereof, Lessee promptly shall deliver to Lessor and the Indenture Trustee written notice of such Destruction, and all of the other provisions set forth in paragraph (a)(ii) above shall apply. In no event shall Lessee's obligations be limited to the amount of the Award paid or available to it.

                    (iii) Application of Award. Lessee shall direct that all such Award(s) be paid directly to the Indenture Trustee. If and to the extent Lessee receives any Award, Lessee immediately shall pay, deliver or cause to be assigned to the Indenture Trustee all such amounts. The Indenture Trustee shall disburse to Lessee, provided Lessee has elected to make a Restoration and has delivered to the Indenture Trustee a certificate that it has commenced or is about to commence such Restoration, and provided no Event of Default shall have occurred and be continuing, any Award in the amount of the Single Destruction Threshold or less, provided that the aggregate Awards so paid or delivered to Lessee on account of Units for which Lessee has neither consummated a Substitution or Early Termination pursuant hereto nor delivered to the Indenture Trustee a certificate of completion as described in clause (C) below or in
Article 12, paragraph (a)(iv)(A) above shall not exceed the Multiple Destruction Threshold. The Indenture Trustee shall retain and disburse as provided below any portion of the Award which exceeds either the Single Destruction Threshold or Multiple Destruction Threshold. If the cost to complete the Restoration of any Unit, as estimated by Lessee in a certificate, exceeds the Award paid on account of the Destruction of such Unit, Lessee shall deposit with Lessor's Mortgagee such excess amount, or, alternatively, Lessee shall post an equivalent bond whereupon such deposit or bonded amount shall constitute part of the Award for purposes of this Article 12, paragraph (b).

                     (iv)  Proceeds Account.

                           (A)  The portion of the Award held by the Indenture
Trustee shall be segregated in the "Proceeds Account" provided for in the Indenture.

                           (B)  Provided no Event of Default shall have occurred
and be continuing, moneys held in the "Proceeds Account" with respect to any Unit subject to a Destruction shall be disbursed to Lessee by the Indenture Trustee for actual costs and expenses incurred by Lessee in connection with Restoration of such Unit as follows: As the work of Restoration progresses, any amounts held by the Indenture Trustee shall be paid by the Indenture Trustee to reimburse Lessee for the actual costs and expenses incurred by Lessee in connection with such Restoration in excess of the Award previously disbursed to Lessee, upon written notice by Lessee to Indenture Trustee, with a copy to Lessor, setting forth in reasonable detail all of such costs and expenses actually incurred by Lessee in connection therewith, the amount of the Award previously disbursed to Lessee which Lessee has previously expended, and the amount of the proceeds then held by the Indenture Trustee with respect to such Unit to which Lessee is then entitled thereunder. Lessee shall comply with the reasonable requirements of Lessor's Mortgage and Lessor's Mortgagee or the Indenture Trustee with respect to distribution of any such amounts.

                           (C)  Upon completion of the Restoration, Lessee shall
deliver to the Indenture Trustee a certificate signed by an executive officer of Lessee certifying that the Restoration of the Unit has been completed in accordance with this Lease and that Lessee has received all necessary licenses, permits and approvals for the occupancy of such Unit and conduct of its business therein.

                           (D)  Upon receipt of such certificate, provided no
Event of Default hereunder shall have occurred and be continuing, the Indenture Trustee shall release to Lessee any remaining Award attributable to the restored Unit.

If Lessee elects to make a Substitution for any Unit, provided no Event of Default hereunder shall have occurred and be continuing, the amount of any Award held by Lessor or Lessor's Mortgagee with respect to such Unit shall be paid or released to Lessee on the Substitution Date (as defined herein) provided all terms and conditions applicable to the Substitution have been satisfied. If Lessee elects Early Termination of a Unit which has been affected by a Destruction, provided no Event of Default hereunder shall have occurred and be continuing, Lessor or Lessor's Mortgagee or the Indenture Trustee shall apply the Award held by it for such Unit to the Special Sinker Rent and Unit Redemption Price payable by Lessee to Lessor for such Unit upon satisfaction of all conditions thereto and payment of all other sums due in connection therewith.

            Notwithstanding the foregoing, if an Event of Default is then continuing, the proceeds received by the Indenture Trustee shall be applied in accordance with Lessee's Mortgage.

                 (c) Temporary Condemnation. Notwithstanding any other provision to the contrary contained in this Article 12, in the event of a temporary condemnation, this Lease shall remain in full force and effect, and, provided no Event of Default shall have occurred and be continuing, Lessee shall be entitled to the Award allocable to such temporary condemnation. If Lessee purchases any Unit pursuant to Article 30, 31 or 32 below, any amounts held by Lessor's Mortgagee and any portion of any Award allocable to such Unit shall be paid or released to Lessee concurrently with such purchase.

    13.  Insurance.

                 (a) Required Insurance. Lessee, at its cost and expense, shall maintain or cause to be maintained valid and enforceable insurance of the following character and shall cause to be delivered to Lessor, Lessor's Mortgagee and to the Indenture Trustee annual certificates of the insurers as to such coverage:

                      (i) Standard fire and extended coverage insurance, including endorsements for vandalism, malicious mischief, business interruption and sprinkler leakage (hereinafter "All Risks Property Insurance") (excluding flood coverage, unless Lessee consistently obtains such coverage for its properties not subject to this Lease, and earthquake coverage) covering the Leased Property, all replacements and additions thereto and all building materials and other property which constitute part of the Leased Property in a manner consistent with insurance maintained by Lessee on properties similar to the Leased Property and in any event in amounts not less than the actual replacement cost of the Leased Property, excluding land cost and other uninsurable items;

                     (ii) Public liability insurance covering legal liability against claims for bodily injury, death or property damage occurring on, in or about the Leased Property and the adjoining land, streets, sidewalks or ways or occurring as a result of construction and use and occupancy of facilities located on the Leased Property or as a result of the construction thereof or the use of products or materials manufactured, processed, constructed or sold, or services rendered on, the Leased Property, in the minimum amount of $5,000,000 with respect to any one occurrence, accident or disaster or incidence of negligence;

                    (iii) Worker's compensation insurance (or other similar insurance or self insurance program permitted and in compliance with the laws of the State in which the Leased Property is located) covering all Persons employed in connection with any work performed on or about the Leased Property with respect to which claims for death or bodily injury could be asserted against Lessor, Lessee or the Leased Property, complying with the laws of the State in which the Leased Property is located; and

                     (iv) Such other insurance, in such amounts, against such risks, and with such other provisions as is customarily and generally maintained by operators of similar properties.

                 Such insurance shall be written by insurance companies with a General Policy rating of "A:VIII" or better in Best's Key Rating Guide and rated "B+" or better by Standard & Poor's Corporation or Ba3 or better by Moody's

Investors Service, Inc., and which are legally qualified to issue such insurance and shall name Lessee as insured and Lessor, Lessor's Mortgagee and the Indenture Trustee as an additional insured with respect to the insurance described in clauses (i) and (ii) and, to the extent applicable, clause (iv) above. Provided Lessee's long term rating, as determined by Standard & Poor's Corporation and Moody's Investors Service, Inc., is not below both "B+" and "Ba3," respectively, at the time of any Destruction giving rise to a claim against such insurance, such insurance shall name Lessee and Indenture Trustee as joint loss payees, for distribution pursuant to Article 12, paragraph (a) hereof as their interests appear therein, with respect to the insurance described in clause (i) (except for business interruption insurance and the proceeds of any insurance payable for Lessee's Loss, with respect to which Lessee shall be the sole loss payee). If, however, at the time of any Destruction giving rise to a claim against such insurance, Lessee's long term rating, as determined by Standard & Poor's Corporation and Moody's Investors Service, Inc., is below both "B+" and "Ba3," respectively, Lessee shall cause such insurance to be paid to the Indenture Trustee as the sole loss payee for distribution pursuant to Article 12, paragraph (b) hereof, with respect to the insurance described in clause (i) (except for business interruption insurance and the proceeds of any insurance payable for Lessee's Loss with respect to which Lessee shall be the sole loss payee).

            Such insurance may provide for such deductible amounts as are customarily provided in insurance maintained by Lessee on similar properties and may be obtained by Lessee by endorsement on its blanket insurance policies, provided such blanket policies satisfy the requirements specified above in this
Article 13, paragraph (a) and provide for a reserved amount thereunder with respect to the Leased Property so as to assure that the amount of insurance required by Article 13, paragraph (a) will be available notwithstanding any losses with respect to other properties covered by such blanket policy.

                 (b) Required Policy Provisions. Any recovery by the Indenture Trustee under the policy of insurance maintained in accordance with clause (i) of this Article 13, paragraph (a) promptly shall be paid or applied by the Indenture Trustee strictly in accordance with Article 12 hereof. Every insurance policy maintained pursuant to this Lease shall: (i) provide that the issuer waives all rights of subrogation against Lessor, any successor to Lessor's interests in the Leased Property, Lessor's Mortgagee and the Indenture Trustee; and (ii) provide that thirty (30) days advance written notice of cancellation, modification, termination or lapse of coverage shall be given to Lessor and Lessor's Mortgagee and the Indenture Trustee and that such insurance, as to the interest of Lessor, Lessor's Mortgagee and the Indenture Trustee, shall not be invalidated by any act or neglect of Lessor, Lessor's Mortgagee, the Indenture Trustee, Lessee or any Person, nor by any foreclosure or any other proceedings relating to the Lessor's Estate or to the Leased Property, nor by any change in the title ownership of Lessor's Estate or the Leased Property, nor by use or occupation of the Leased Property for purposes more hazardous than are permitted by such policy; and
(iii) be primary and without right or provision of contribution as to any other insurance carried by Lessor or any other interested party; and (iv) in the event any insuring company is not domiciled within the United States of America, include a United States Service of Suit clause (providing any actions against the insurer by the names insured or Lessor are conducted within the jurisdiction of the United States of America).

                 (c) No Concurrent Insurance. Lessee shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required in this Article 13 to be furnished by Lessee, unless Lessor, Lessor's Mortgagee and the Indenture Trustee are included as a named insured, with loss payable as provided in this Lease and otherwise complying with the requirements of this Lease. Lessee immediately shall notify Lessor whenever any such separate insurance is obtained and shall deliver to Lessor, Lessor's Mortgagee and the Indenture Trustee the policy or policies, duplicates thereof or a certificate of insurance evidencing the same satisfactory to Lessor's Mortgagee and the Indenture Trustee.

                 (d) Delivery of Policies. Lessee shall deliver to Lessor prior to the execution of this Lease the original or duplicate policies or certificates of insurance, satisfactory to Lessor's Mortgagee and the Indenture Trustee, evidencing all of the insurance required hereunder. Lessee, prior to the time of the expiration of any such policy, shall deliver to Lessor, Lessor's Mortgagee and the Indenture Trustee other original or duplicate policies or such certificates or other evidence reasonably satisfactory to Lessor, Lessor's Mortgagee and the Indenture Trustee evidencing the renewal of any such policy. If Lessee fails to maintain or renew any insurance required by this Lease, or to pay the premium therefor, then Lessor, at its option, but without obligation to do so, may procure such insurance. Any sums so expended by Lessor shall be Additional Rent hereunder and shall be repaid by Lessee within five (5)

Business Days after notice to Lessee of such expenditure and the amount thereof.

                 (e) Compliance by Lessee. Lessee shall comply with all of the terms, provisions and conditions of each insurance policy maintained pursuant to the terms of this Lease.

    14.  Financial Statements; Certificates; Notices.

                 (a) Financial Statements. Lessee shall cause to be delivered to Lessor, Lessor's Mortgagee and the Indenture Trustee the following financial statements of Lessee:

                      (i) As soon as practicable, copies of all such financial statements, proxy statements, notices and other communications and reports as Lessee shall send to its shareholders and all regular, current or periodic reports (including reports on Form 10-K, Form 8-K and Form 10-Q) which Lessee is or may be required to file with the Securities and Exchange Commission or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission; and

                     (ii) If Lessee shall no longer be a public company required to file such reports with the Securities and Exchange Commission within one hundred twenty (120) days after the end of each fiscal year, and within sixty (60) days after the end of any other fiscal quarter, a consolidated statement of earnings, and a consolidated statement of changes in financial position, a consolidated statement of stockholders' equity, and a consolidated balance sheet of Lessee as of the end of each such year or fiscal quarter, setting forth in each case in comparative form the corresponding consolidated figures from the preceding annual audit or corresponding fiscal quarter in the prior fiscal year, as appropriate, all in reasonable detail satisfactory in scope to Lessor, Lessor's Mortgagee and the Indenture Trustee and certified to Lessee as to the annual consolidated statements by independent public accountants of recognized national standing selected by Lessee, whose certificate shall be based upon an examination conducted in accordance with generally accepted auditing standards and the application of such tests as said accountants deem necessary under the circumstances.

                 (b) Compliance and Fair Market Value Certificates. Concurrently with the delivery of annual financial statements pursuant hereto, Lessee will cause to be delivered to Lessor, Lessor's Mortgagee and the Indenture Trustee a certificate in the form attached hereto as

Schedule F certifying, to Lessee's Actual Knowledge, there exists no default or Event of Default under this Lease, or if any such default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action Lessee proposes to take with respect thereto. On or before October 1 of each of 1995, 1997, 1999, 2001, 2002 and 2003, Lessee shall cause to be delivered to Lessor, Lessor's Mortgagee and the Indenture Trustee a certificate of the Fair Market Value of Lessor's Estate in each Unit then subject to this Lease (which certification as to Fair Market Value shall be binding upon Lessee and may be relied upon by Lessor for purposes of determining the Fair Market Value of Lessor's Estate in any Unit pursuant to any provision hereof); provided, however, that Lessee's failure to deliver the certification described in this sentence shall not constitute an Event of Default under this Lease, and in the event of such failure, the most recent certification by Lessee as to the Fair Market Value of Lessor's Estate in each Unit shall constitute Lessee's certification hereunder, and if no prior certification of Fair Market Value has been delivered hereunder, then Lessee will be deemed to have certified that the Fair Market Value of Lessor's Estate in each Unit is equal to the Termination Value of such Unit. In addition, Lessee agrees upon prior written request to meet with Lessor, Lessor's Mortgagee and the Indenture Trustee at Lessee's national headquarters during normal business hours at mutually convenient times, from time to time, to discuss this Lease and such information about Lessee's business and financial condition as is generally made available to banks and other lenders or to shareholders (exclusive of proprietary information).

                 (c) Notices Regarding Lessor's Bankruptcy. Promptly after Lessee's receipt of any notice of any action, application or effort to reject this Lease by the Lessor or any trustee arising from or in connection with any case, proceeding or other action commenced or pending by or against the Lessor under the Bankruptcy Code, Lessee shall give notice to the Lessor's Mortgagee and the Indenture Trustee. In connection with any such case, proceeding or other action, Lessee hereby (i) assigns to Lessor's Mortgagee any and all of Lessee's rights as lessee under Section 365(h) of the Bankruptcy Code or any successor statute, (ii) covenants that it shall not elect to treat this Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code or any such successor statue without the prior written consent of Lessor's Mortgagee, (iii) agrees that any such election by Lessee without such consent shall be null and void, and (iv) agrees that any right of offset that may be available under said
Section 365 shall not be utilized.

                 (d) Notices of Default. Promptly (and in any event, within ten (10) Business Days) after Lessee has Actual Knowledge of any condition or event which constitutes an Event of Default or which would, upon the giving of notice, passage of time, or both, constitute an Event of Default, Lessee shall give written notice to Lessor, Lessor's Mortgagee and the Indenture Trustee specifying the nature and the period of existence of any such condition or event and the actions Lessee has taken, is taking or proposes to take with respect thereto.

    15.  Economic Infeasibility.

                 (a) Substitution. If either (i) Lessee, in its reasonable business discretion exercised in good faith, determines that any Unit is inadequate or unprofitable for the purposes for which it is then being used pursuant to this Lease, or (ii) after any Destruction, Lessee in good faith determines that any such Destruction has rendered the Unit subject to such Destruction permanently unsuitable for continued use in the business conducted at such Unit immediately prior to the Destruction, then the Lessee, at its option, during the term of this Lease or any extensions thereof, may give written notice (hereinafter, "Notice") to the Lessor of its intention to substitute (hereinafter, "Substitution") a substitute property or, if necessary to meet the conditions set forth below, substitute properties (hereinafter, collectively, "Substitute Unit") for such Unit (hereinafter, "Released Unit").

                 (b) Election Notice. The Notice shall (i) contain a description of the Substitute Unit; (ii) contain a statement that to the best of Lessee's Actual Knowledge, the Substitute Unit and Lessor's Estate in the Substitute Unit have a Fair Market Value not less than the then current Fair Market Value of the Released Unit and Lessor's Estate in the Released Unit, respectively; (iii) be accompanied by an MAI appraisal confirming such values;
(iv) contain a certification by Lessee to the effect that the marketability of title to the Substitute Unit, the status of entitlements to the Substitute Unit, and the environmental status of the Substitute Unit are at least as favorable to Lessor as those of the Released Unit, together with such relevant supporting data as Lessor and/or Lessor's Mortgagee or the Indenture Trustee reasonably may request (including, without limitation, a preliminary title report, a certificate of occupancy (or equivalent) and, to the extent in Lessee's possession, an environmental report, an engineer's report, soils report and as-built survey), and such other certifications and information as may be necessary to demonstrate that the Substitute Unit (including Lessor's

Estate in the Substitute Unit) complies with all applicable Legal Requirements and Insurance Requirements and the warranties and representations set forth in
Article 9, paragraph (a) and Article 41 below; (v) include notice to Lessor of Lessee's intention to effect the Substitution on the first day of the first month (hereinafter, "Substitution Date") occurring at least sixty (60) days following receipt of the items described in the foregoing clauses (i) through
(v).

                 (c) Conditions to Substitution. If, on the Substitution Date, no Event of Default shall have occurred and be continuing and all conditions and requirements imposed by Lessor pursuant to this Article 15 and Article 28 in connection with the Substitution have been satisfied, including, but not limited to: (i) the approval of Lessor, Lessor's Mortgagee and their respective legal counsel of all documents required to effectuate the Substitution; (ii) Lessee's payment in full of all installments of Basic Rent, Special Rent, Additional Rent and all other charges due and unpaid hereunder, including all costs incurred in connection with the Substitution; (iii) Lessee's compliance with all other obligations and liabilities, actual or contingent, under this Lease which have arisen on or prior to the Substitution Date, and Lessee not then being in default hereunder; (iv) delivery to Lessor and Lessor's Mortgagee, respectively, of commitments from a title insurance company acceptable to each for ALTA (or, in the event such Substitute Unit is located in the State of Texas, Texas standard) "owner" and "mortgagee" title insurance policies insuring Lessor's Estate and Lessee's reversionary interest in the Substitute Unit, and Lessor's Mortgagee's first lien on all such interests in the Substitute Unit subject only to (A) any rights reserved to or vested in any municipality or public authority to condemn, appropriate, recapture or designate a purchaser of such Substitute Unit, (B) any liens thereon for taxes, assessments and other governmental charges, provided that such taxes, assessments or other governmental charges are not delinquent at the time of Substitution, (C) easements, rights of way, servitudes, zoning laws, use regulations, reservations, rights, restrictions, defects and irregularities in title to the Substitute Unit (collectively, "Defects"), provided that such Defects shall be no less favorable to Lessor than the Defects associated with title to the Released Unit, (D) the liens of Lessor's Mortgage and Lessee's Mortgage (provided that said liens shall be subordinate to this Lease, subject to the provisions set forth in the notice or memorandum of lease executed contemporaneously herewith) and any other assignment of this Lease as further security for the note or notes secured by Lessor's Mortgage and any collateral assignment thereof to the Indenture Trustee, (E) discrepancies, conflicts in boundary lines, encroachments, and any state of facts which an inspection of the Leased Property would disclose (provided that such matters are no less favorable to Lessor than similar matters affecting the Released Unit), together with a certificate from Lessee that all exceptions shown on such title insurance policies are permitted pursuant to clauses (A) through (E) above and that such exceptions shall have no adverse effect on the value of such Substitute Unit, construction of improvements thereon, or its intended use or operations; (v) Lessee's conveyance to Lessor (pursuant to documents and instruments consistent with those utilized for Lessor's acquisition of the other Units) of an estate for years with respect to the Substitute Unit (which estate for years shall terminate at the same time as Lessor's Estate in the Released Unit is scheduled to terminate) and the lease back of such estate to Lessee in accordance with and subject to the provisions and conditions, and for the remaining Term, of this Lease (as amended to reflect the Substitution); (vi) an amendment to this Lease, which shall be in the form of Schedule G attached hereto, which effects the Substitution of the Substitute Unit for the Released Unit (including the Lessor's Estate in each such Property) and which ratifies and confirms all other terms and provisions of this Lease, including, without limitation, Article 1, paragraphs (b) and (c) and the obligation to continue to pay the Basic Rent, Special Rent the Additional Rent and all other amounts payable hereunder in the amounts, at the times and upon the other terms and conditions set forth in this Lease without adjustment; (vii) the execution, delivery and recordation of mortgages, deeds of trust, assignments of rents and leases, security agreements and fixture filings for such Substitute Unit, as approved by Lessor's Mortgagee (including the mortgaging of Lessor's Estate therein and Lessee's reversionary interest in favor of Lessor's Mortgagee without adverse effect on any substantive or procedural remedy available under existing mortgages on the Leased Property), together with an assignment of rents relating thereto approved by Lessor's Mortgagee; (viii) the delivery of an opinion of counsel for Lessee (addressed to Lessor and Lessor's Mortgagee) and an opinion of counsel for Lessor which opinions shall be reasonably satisfactory to Lessor's Mortgagee stating that such amendment, mortgage and other documents have been duly authorized, executed and delivered and constitute legal, valid and binding obligations of Lessee and Lessor, enforceable in accordance with their terms;
(ix) to the extent required by Lessor's Mortgagee or the Indenture Trustee, a modification of Lessor's Mortgage and other financing documents relating to the other Units to reflect such Substitution; (x) certificates of insurance for such Substitute Unit as required by this Lease or Lessee's Mortgage; and (xi) satisfaction of any other applicable condition to such Substitution set forth in
Section 11.18 of the Indenture or reasonably requested by Lessor's Mortgagee; then Lessor's Estate in such Released Unit shall be conveyed to Lessee in accordance with the provisions of Article 28.

                 (d) Effect of Substitution. If completion of any Substitution shall be delayed beyond the Substitution Date, then Basic Rent, Special Rent and Additional Rent and all other amounts payable hereunder shall continue to be due and payable until completion of the Substitution. Upon the completion of the Substitution, but not prior thereto, this Lease and all obligations hereunder (including the obligations to pay Basic Rent, Special Rent and Additional Rent) shall terminate with respect to such Released Unit and the Lessor's Estate therein (except with respect to obligations and liabilities of Lessee, actual or contingent, arising under this Lease or other documents which expressly survive expiration of the Term), at which time the provisions and conditions of this Lease, including the obligation to pay to Lessor the Basic Rent, Special Rent, Additional Rent and all other amounts payable under this Lease, shall apply with respect to the Substitute Unit, as if each and every reference herein applicable to the Released Unit (including, without limitation, the Individual Unit Basic Rent, Individual Unit Special Rent, Individual Year Nine Special Rent, Termination Value and Unit Percentage applicable thereto) shall be applicable instead to the Substitute Unit.

                 (e) Costs. Lessee shall pay all costs relating to a Substitution, including all out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) of Lessor, Lessor's Mortgagee and the Indenture Trustee relating to any such Substitution.

    16.  Quiet Enjoyment.

                 (a) Covenant by Lessor. So long as no Event of Default under this Lease shall have occurred and be continuing, Lessor covenants that Lessee shall and may at all times peaceably and quietly have, hold and enjoy the Leased Property during the Term of this Lease subject only to the provisions of this Lease, the Permitted Encumbrances and any Claims not lawfully asserted through Lessor. Notwithstanding the preceding sentence, (i) Lessor may exercise its rights and remedies under Article 20 upon any Event of Default, and (ii) Lessor, Lessor's Mortgagee or their agents may enter upon and inspect the Leased Property, during normal business hours after reasonable written notice. Any such inspection may include, upon fifteen (15) days prior written notice and at Lessor's sole cost and expense (except if such inspection reveals a material non-compliance with Lessee's obligations hereunder, in which event, Lessee shall pay such costs and expenses), the performance of an environmental study of the Leased Property being inspected and in a manner which shall not interfere with the conduct of Lessee's business. Subject to applicable Legal Requirements (to the extent such Legal Requirements may not validly be waived, it being the intention of Lessee to waive, to the fullest extent possible, any Legal Requirements which might require or grant any right to Lessee to require the termination of this Lease, the abatement, deduction, deferment or reduction of rent hereunder, or which otherwise might release or discharge Lessee from any obligations or liabilities hereunder), any failure by Lessor to comply with the foregoing covenant shall not give Lessee any right to cancel or terminate the Lease or to abate, reduce or make deduction from or offset against any Basic Rent, Special Rent, or Additional Rent or other sum payable under this Lease, or to fail to perform or observe any other covenant, agreement or obligation hereunder. Lessee shall have the right to obtain injunctive or other relief against Lessor for breach of the aforesaid covenant of peaceful and quiet possession and enjoyment of the Leased Property, including recovery of attorneys' fees, provided that such right (including attorneys' fees) shall not in any way modify Article 5 or diminish the obligations of Lessee under Article 5.

                 (b) Breach by Lessor. If Lessor should default in the performance of any of its obligations, covenants, agreements, conditions, representations or warranties under this Lease, Lessor shall have the time reasonably required, but in no event less then thirty (30) days, to cure such default after receipt of written notice from Lessee specifying such default and specifying what action Lessee believes is necessary to cure the default. If Lessee prevails in any litigation brought against Lessor because of Lessor's failure to cure a default within the time required by the preceding sentence, then Lessee shall be entitled to an award against Lessor for the damages proximately caused to Lessee by such default, but no such default (even if uncured after any applicable cure period) shall give Lessee any right to cancel or terminate the Lease or to abate, reduce or make reduction from or offset against any Basic Rent, Special Rent, Additional Rent or any other sum payable under the Lease, or any right to fail to perform or observe any other covenant, agreement or obligation hereunder.

    17. Survival. Upon termination of this Lease as herein provided (whether as to any Unit or the entire Leased Property), the obligations and liabilities of Lessor and Lessee, actual or contingent, under this Lease which arose at or prior to such termination, or which are expressly stated herein as surviving termination, shall survive such termination.

    18.  Subletting; Assignment.

                 (a) Conditions. Lessee may assign this Lease or sublet the Leased Property, any Unit or any portion thereof, provided that (i) no Event of Default under this Lease shall have occurred and be continuing on the date of such sublease or assignment, and (ii) each such sublease or assignment shall expressly be made subject to the provisions hereof.

                 (b) No Effect on Obligations. No such sublease or assignment shall affect or reduce any obligations of Lessee or rights of Lessor hereunder, and all obligations of Lessee hereunder shall continue in full effect as the obligations of a principal and not of a guarantor or surety, as though no subletting or assignment had been made.

                 (c) No Encumbrance by Lessee. Lessee shall not mortgage, pledge, encumber or subject to a security interest or any financing (other than Lessee's Mortgage) this Lease or the interest of Lessee in and to any sublease of the Leased Property or any portion thereof or the rental payable thereunder. Any such mortgage or pledge, and any sublease or assignment not permitted by this Article 18, shall be null and void ab initio and of no force or effect.

                 (d) No Prepayment of Rent Under Subleases. Each sublease or assignment shall prohibit the payment or collection of fixed rent from the sublessee more than one month in advance. No term of any sublease shall extend beyond the Basic Term plus any Renewal Terms already duly exercised by Lessee.

    19. Advances by Lessor. If Lessee shall fail to make or perform any payment or act required by this Lease, then, upon ten (10) Business Days' notice to Lessee (or upon shorter notice or no notice, to the extent necessary to meet an emergency or a governmental limitation or to prevent an event of default under any mortgage affecting the Lessor's Estate or the Leased Property), Lessor, at its option, may make such payment or perform such act for the account of Lessee, and Lessor shall not thereby be deemed to have released Lessee from any obligation hereunder. Amounts so paid by Lessor and all incidental costs and expenses

(including reasonable attorneys' fees and expenses) incurred in connection with such payment or performance shall constitute Additional Rent and shall be paid by Lessee to Lessor on demand and shall bear interest at the Overdue Rate from the date of demand until paid.

    20.  Conditional Limitations -- Events of Default and Remedies.

                 (a) Events of Default. Any of the following occurrences or acts shall constitute an "Event of Default" under this Lease:

                      (i) If Lessee shall: (A) default in making payment of any installment of Basic Rent or Special Rent when due; or (B) default in making payment of the Purchase Price or Unit Redemption Price for any Unit on the date due; or (C) fail to keep in full force and effect the casualty or general liability insurance coverage required to be maintained by Lessee hereunder; or
(D) fail to pay any monetary obligation (including, without limitation, any indemnification obligation) of Lessee under the Lease (other than Basic Rent or Special Rent) within ten (10) Business Days after written notice to Lessee thereof; or

                     (ii) If Lessee shall default in any material respect in the performance of any other covenant, agreement or obligation on the part of Lessee to be performed under this Lease and such default shall continue for a period of thirty (30) days after written notice thereof; provided, however, that in the case of a default which with reasonable diligence can be remedied by Lessee, but not within a period of thirty (30) days, if Lessee shall commence within such period of thirty (30) days to remedy the default and thereafter shall prosecute the remedying of such default with all reasonable diligence, the period of time after obtaining such written notice of default within which to remedy the default shall be extended for such period as may be reasonable to remedy the same with all reasonable diligence (and provided further that for purposes of this clause (ii), Lessee's failure to perform any covenant, agreement or obligation shall be considered, without limitation, to be "material" if such failure could have an adverse effect on Lessee's ability to operate, maintain, restore, repair, alter, insure or sublease any Unit as required or permitted hereunder, or could adversely affect the Fair Rental Value or Fair Market Value of such Unit, or could adversely affect Lessee's ability to perform any of its monetary or indemnification obligations hereunder); or

                    (iii) If Lessee (A) shall institute (by petition, application, written admission, written consent or otherwise in writing) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceedings, file a petition of bankruptcy or for reorganization or for an arrangement pursuant to the Bankruptcy Code, or
(B) shall be adjudicated a bankrupt or become insolvent, or (C) shall make an assignment for the benefit of its creditors, or (D) shall admit in writing its inability to pay its debts generally as they become due, or (E) shall be dissolved, or (F) shall suspend payment of its obligations, or (G) shall take any corporate action in furtherance of any of the foregoing; or

                     (iv) If any bankruptcy, insolvency, reorganization, arrangements, readjustment or debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against Lessee, and (A) Lessee shall consent to the filing thereof, or (B) such proceedings shall not be discharged or denied within sixty (60) days after the institution thereof; or

                      (v) If a receiver, trustee or liquidator (or other similar official) shall be appointed for or take possession or charge of Lessee or of Lessee's estate or interest in the Leased Property or of all or a substantial part of Lessee's other property, and shall not be discharged within sixty (60) days thereafter, or if Lessee shall apply for, consent to or acquiesce in such appointment; or

                     (vi) If a final judgment for the payment of money in excess of $1,000,000 shall be rendered against Lessee and Lessee shall not comply with such judgment or discharge the same or cause it to be discharged within thirty (30) days from the entry thereof (or until the expiration of the period in which an appeal may be filed if such period should be longer), or if Lessee shall not appeal therefrom and secure a stay of execution pending such appeal; or

                    (vii) If Lessee has defaulted or received notice of any default (A) on any indebtedness for borrowed money or under any single "capital lease" (as defined under generally accepted accounting principles) which failure or default has resulted in $25,000,000 or more under any such indebtedness or "capital lease" being past due or becoming due before its stated maturity, (B) on any indebtedness for borrowed money or under any "capital leases" (as defined under generally accepted accounting principals) which default has resulted in $50,000,000 or more in the aggregate under all such indebtedness or "capital leases" being past due or becoming due before their stated maturity, or (C) under the CRC-II Master Lease.

                  (viii) If Lessee's interest in the Leased Property or estate or interest of Lessor in the Leased Property or any part thereof shall be levied upon or attached in any proceeding and such process shall not be vacated or discharged within sixty (60) days after such levy or attachment.

                    (ix) If any representation, warranty or certification made by Lessee in this Lease, any deed by which Lessee conveyed Lessor's Estate to Lessor, Lessee's Mortgage or any other document relating to the transactions contemplated hereby and thereby or in any statement, certificate, report, schedule, notice or other writing furnished by Lessee in connection herewith or therewith to Lessor, Lessor's Mortgagee or the Indenture Trustee or their successors or assigns shall be inaccurate or incomplete as of the date made and, if such representation, warranty or certification is capable of being made so accurate and complete, Lessee fails to make such representation, warranty or certification accurate and complete within thirty (30) days after the earlier of Actual Knowledge of such inaccuracy or incompleteness by Lessee or written notice from Lessor, Lessor's Mortgagee or the Indenture Trustee; provided, however, that in case any representation or warranty made by Lessee in Article 41, paragraph (g) or (i) shall not be accurate and complete, the same shall constitute an Event of Default hereunder only if such inaccuracy or incompleteness is "material" and only if Lessee fails to make such representation or warranty accurate and complete within such thirty (30) day period, or if such representation or warranty can be made accurate or complete by Lessee, but not within a period of thirty (30) days, then no Event of Default shall be deemed to have occurred hereunder if Lessee shall have commenced within such period of thirty (30) days to make such representation or warranty accurate and complete and thereafter shall prosecute making such representation or warranty accurate and complete with all reasonable diligence. Any inaccurate or incomplete representation or warranty under Article 41, paragraph (g) or (i) shall be "material" if such inaccuracy or incompleteness relates to a matter which could have an adverse effect on Lessee's ability to operate, maintain, restore, repair, alter, insure or sublease any Unit as required or permitted hereunder, or relates to a matter which could adversely affect the Fair Rental Value or Fair Market Value of such Unit, or relates to a matter which could adversely affect Lessee's ability to perform any of its monetary or indemnification obligations hereunder); or

                      (x) If an Event of Default shall occur under Lessee's Mortgage.

                 (b) Remedies Upon Breach. This Lease and the Term and estate hereby granted are subject to the limitation that whenever an Event of Default shall have occurred, Lessor, at Lessor's option, may exercise the following remedies:

                      (i) Termination. Lessor may terminate this Lease at any time thereafter by giving notice to Lessee of Lessor's election to terminate this Lease specifying the date of such termination, in which event the Term of this Lease shall expire by limitation at midnight on the date specified in such notice as fully and completely as if said date were the date originally fixed for the expiration of the Term, and Lessee shall thereupon quit and peacefully surrender the Leased Property to Lessor, without any payment therefor by Lessor, but Lessee shall remain liable under this Lease. To the fullest extent permitted by applicable Legal Requirements, upon any such termination of this Lease, Lessor, without formal demand or notice of any kind, may re-enter the Leased Property by summary dispossess proceedings or any other action or proceeding authorized by law and remove Lessee therefrom without being liable for any damages therefor. In case of any such termination as provided in this paragraph (b)(i), the Basic Rent, Special Rent and Additional Rent shall become due thereupon and shall be paid up to the time of such termination, together with such expenses, including attorneys' fees, as Lessor shall incur in connection with such termination and/or dispossession, and, in addition, Lessor, to the extent not prohibited by applicable Legal Requirements, may elect then or at any time thereafter, at Lessor's option, either of the following, as well as any additional rights or remedies in connection with the termination of this Lease as to any Unit available under the laws of the state where such Unit is located (including, without limitation, those set forth in Schedule J attached hereto):

                           (A)  Lessor may elect to relet the Leased Property or
any Unit or any part or parts thereof, and receive and collect the rents therefor, applying the same first to the payment of such expenses as Lessor may have incurred in recovering possession of the Leased Property and for putting the same in good order or condition and preparing or altering the same for re-rental, and expenses, commissions and charges paid by Lessor in and about the reletting thereof, and then to the fulfillment of the covenants and agreements of Lessee under this Lease. Any such reletting may be for the remainder of the term of this Lease with respect to any one or more Units or for a longer or shorter period. In any such case and whether or not the Leased Property in question, or any part thereof, is relet, Lessee shall pay to Lessor, for all periods after the time of such termination, if required by Lessor, until the end of the originally scheduled term of this Lease as in effect at the time of such termination (and notwithstanding such termination), the amount of all Basic Rent, Special Rent and Additional Rent required to be paid by Lessee hereunder, less the net amount received by Lessor from reletting, if any, and the same shall be due and payable by Lessee to Lessor on each Installment Payment Date, that is to say, upon each Installment Payment Date, Lessee shall pay to Lessor the net amount of the deficiency then existing after crediting the amount received by Lessor from reletting, if any, to the amount of Basic Rent, Special Rent and Additional Rent required to be paid by Lessee; or

                           (B)  As an alternative to clause (A) above, Lessor
may elect to recover against Lessee as damages for loss of the bargain and not as a penalty an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of (i) the then Discounted Present Value of all Basic Rent, Special Rent and Additional Rent payable by Lessee that would have accrued for the balance of the originally scheduled Term of this Lease after such termination, over (ii) the then Discounted Present Value of the amount of the aggregate Fair Rental Value of the Leased Property which Lessee proves Lessor reasonably could have obtained for the balance of such Term. The "Discounted Present Value" of the amounts due under paragraph (B) above upon termination of this Lease shall mean the present value of such amounts as calculated by Lessor using a discount rate equal to ten percent (10%).

                 In addition, Lessor may elect at any time after such termination and regardless of any recovery by Lessor under clause (A) or (B) above, to designate, by at least thirty (30) days prior written notice ("Early Offer Notice") to Lessee, a date (hereinafter, "Early Offer Date") for the delivery by Lessee of the Offer pursuant to Article 30 with respect to all of the Leased Property which was subject to this Lease prior to such termination, in which case Lessee must deliver an Offer pursuant to Article 30 by the Early Offer Date for a price not less than the Early Offer Minimum Purchase Price (as defined below) and shall be deemed to have delivered on such Early Offer Date an Offer to purchase Lessor's Estate in the Leased Property for the Early Offer

Minimum Purchase Price if Lessee has not actually done so. Such Offer shall be subject to rejection by Lessor in accordance with Rejection Notice validly given by Lessor under Article 30 and shall be deemed accepted unless validly so rejected. If Lessor accepts or is deemed to have accepted such Offer, the closing of such purchase shall proceed in accordance with Article 28, except as otherwise provided in this paragraph to the contrary. Notwithstanding anything to the contrary contained in Articles 28 and 30, the date for the consummation of such purchase and the payment of the price by Lessee to Lessor shall be 120 days after the Early Offer Date, and the minimum Purchase Price payable by Lessee to Lessor pursuant to such Offer shall be no less than the sum of accrued but unpaid Basic Rent and Additional Rent due under this Lease up through the closing of such purchase, plus the Unit Redemption Prices for all Units and Potential Additional Units (other than those as to which Lessee has previously made and consummated an Early Termination Election or has made or exercised and consummated the Year Nine Offer or the Year Nine Option) (collectively, "Early Offer Minimum Purchase Price"). If the Offer is accepted or deemed accepted and Lessee duly purchases the Leased Property in compliance with such Offer and the provisions hereof, Lessor agrees to refund to Lessee the amounts, if any, previously collected by Lessor pursuant to clause (A) or clause (B) above and attributable to any Basic Rent or Special Rent payable for any period of time after the date of the consummation of such sale shall be credited against and shall be deemed to have been paid by Lessee as part of the Early Offer Minimum Purchase Price. If the Offer is accepted or deemed accepted and if Lessee fails to purchase the Leased Property by the date set for the consummation of the purchase, Lessor shall have all of the remedies of a seller against a defaulting buyer of real property, including, without limitation, the right to specific performance and the right to recover, in addition to all other damages proximately caused by such default, the amount by which the price payable by Lessee pursuant to such Offer exceeds the sum of (x) the then balances of the Sinking Fund Account and the Additional Unit Acquisition Account plus (y) the Fair Market Value of Lessor's Estate in the Leased Property, plus (z) interest on the foregoing at the Overdue Rate from the due date until paid in full (which amount hereunder shall be referred to as "Seller's Damages"). If Lessee pays the Seller's Damages to Lessor as provided herein, Lessor agrees to refund to Lessee the amounts, if any, previously collected by Lessor pursuant to clause
(A) or clause (B) above and attributable to any Basic Rent or Special Rent payable for any period of time after the date of payment to Lessor of such Seller's Damages, and upon such payment, Lessor shall have no further right to recover pursuant to clause (A) or clause (B) above any sums attributable to any Basic Rent payable for any period of time after the date of payment to Lessor of the Seller's Damages. If the Offer given or deemed given under this paragraph
(b)(i) is validly rejected by Lessor, all references in Article 30, paragraph
(b)(iii) to the "Termination Value" of such Unit[s] or Potential Additional Unit[s]" shall mean and refer to the Unit Redemption Prices thereof instead.

                 Notwithstanding anything to the contrary contained in this paragraph (b)(i) or in Schedule J attached hereto, in no event shall Lessor be entitled to recover from Lessee damages on account of any Event of Default in an aggregate amount in excess of the amount at the time of recovery of all such amounts by Lessor (the date on which all such amounts are recovered by Lessor being referred to herein as the "Final Payment Date") by which: (x) the sum of
(aa) all accrued but unpaid Basic Rent as of the Final Payment Date, (bb) the Unit Redemption Price for all Units and Potential Additional Units (other than those as to which Lessee has previously made and consummated an Early Termination Election or has made or exercised and consummated the Year Nine Offer or the Year Nine Option), and (cc) interest on the foregoing at the Overdue Rate from the date due until paid in full, exceeds (y) the sum of the then balance of the Sinking Fund Account and the Additional Unit Acquisition Account plus the Fair Market Value of Lessor's Estate in the Leased Property on the Final Payment Date. Such limitation shall not affect any of Lessor's rights to recover Additional Rent or the costs, expenses and damages described in clauses (iii) and (iv) and paragraph (f) below.

                     (ii) Continue Lease in Effect. Lessor shall have the right to continue this Lease in effect and to enforce, by suit or otherwise, all covenants and conditions hereof to be performed or complied with by Lessee and exercise all of Lessor's rights and remedies under this Lease, including the right to recover Basic Rent, Special Rent and Additional Rent from Lessee as they become due under this Lease, and to enforce Lessee's obligation to make an Offer for, and if such Offer is not duly rejected, to purchase, the Leased Property pursuant to Article 30 below, even though Lessee has breached this Lease and abandoned the Leased Property. If such an Offer is accepted or deemed accepted and Lessee fails to purchase the Leased Property by the date set for the consummation of the purchase, Lessor shall have all of the remedies of a seller against a defaulting buyer of real property, including, without limitation, the right to specific performance and the right to recover, in addition to all damages proximately caused by such default, the amount by which the price payable by Lessee pursuant to such Offer exceeds the sum of the then balance of the Sinking Fund Account and the Additional Unit Acquisition Account plus the Fair Market Value of Lessor's Estate in the Leased Property plus interest thereon at the Overdue Rate from the due date until paid in full. Acts of maintenance or preservation, or efforts by Lessor or on Lessor's behalf to relet the Leased Property, or the appointment of a receiver upon the initiative of Lessor to protect Lessor's interest under this Lease or reasonable withholding of consent to an assignment or subletting by Lessee shall not constitute a termination of Lessor's right to possession of the Leased Property; provided that the foregoing enumeration shall not be construed as in any way limiting the actions Lessor may take without termination Lessee's right to possession.

                    (iii) Repairs by Lessor. If Lessor shall re-enter and obtain possession of the Leased Property following an Event of Default in accordance with paragraph (i), Lessor shall have the right, without notice, to repair or alter the Leased Property in such manner as Lessor may deem necessary or advisable so as to put the Leased Property in good order and to make the same rentable, and Lessee agrees to pay to Lessor on demand all expenses incurred by Lessor in obtaining possession, and in altering, repairing and putting the Leased Property in good order and condition, and in re-letting the same, including fees of attorneys and architects, and all other reasonable expenses or commissions.

                     (iv) Attorneys' Fees and Other Damages. Regardless of whether Lessor has exercised its rights under paragraph (i) or (ii) above, Lessor shall have the right to recover from Lessee all costs incurred by Lessor in enforcing this Lease (including, without limitation, attorneys' fees and expenses) and all other amounts necessary to compensate Lessor for all the costs and expenses proximately incurred and all damages proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom (other than those in the nature of rent, Purchase Price or other sums due hereunder), as well as all costs and expenses for which Lessor may be responsible under Lessor's Mortgage or the Indenture as a result of such default.

                      (v) Damages in Bankruptcy. Nothing herein contained shall limit or prejudice the right of Lessor, in any bankruptcy or reorganization or insolvency proceeding, to seek as damages by reason of such Event of Default an amount equal to the maximum allowed by any bankruptcy or reorganization or insolvency proceedings, or to seek as damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule whether such amount shall be greater or less than the amounts referred to above.

                 (c) Cumulative Remedies. The specified remedies to which Lessor may resort under this Lease are, except as expressly provided in this
Article 20, cumulative and are not intended to be exclusive of any other remedies provided herein or to which Lessor may be lawfully entitled in case of any breach or threatened breach by Lessee of any provision of this Lease. Each remedy, right or power may be exercised as often and in such order as Lessor may deem expedient. The failure of Lessor to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any right or option herein contained shall not be construed as a waiver or a relinquishment for the past or future breach of such covenant or option.
Receipt by Lessor of any Basic Rent, Special Rent or Additional Rent or any other sum payable hereunder with knowledge of the breach of any provision contained in this Lease shall not constitute a waiver of such breach, and no waiver by Lessor of any provision of this Lease shall be deemed to have been made unless made under signature of an authorized representative of Lessor. Lessor shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of any violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease, or to a decree compelling substantial performance of any covenant, agreement, condition, or provision of this Lease, or to any other remedy allowed to Lessor at law or in equity.

                 (d) No Waiver. No receipt of moneys by Lessor from Lessee after a termination of this Lease by Lessor shall reinstate, continue or extend the Term of this Lease or affect any notice theretofore given to Lessee, or operate as a waiver of the right of Lessor to enforce the payment of Basic Rent, Special Rent, Additional Rent and any amounts to be paid by Lessee to Lessor for the purchase of the Leased Property then due or thereafter falling due, it being agreed that after the commencement of suit for possession of the Leased Property, or after final order or judgment for the possession of the Leased Property, Lessor may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such suit, order or judgment, all such moneys collected being deemed payments on account of the use and occupation of the Leased Property or, at the election of Lessor, on account of Lessee's liability hereunder. To the fullest extent permitted by applicable Legal Requirements, Lessee hereby waives
(i) any and all rights of redemption provided by any law, statute or ordinance now in effect or which may hereafter be enacted and (ii) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress for rent.

                 (e) Right of Re-Entry. The word "re-enter", as used in this Lease, shall not be restricted to its technical legal meaning, but is used in the broadest sense. No such taking of possession of the Leased Property by Lessor shall constitute an election to terminate the Term of this Lease unless notice of such intention be given to Lessee or unless such termination be decreed by a court.

                 (f) Enforcement Costs. If any action shall be brought for the enforcement of any provision of this Lease, the non-prevailing party in such action or suit shall pay, in addition to any other sums such party may be required to pay, attorneys' fees and all reasonable costs incurred by the prevailing party to such action or suit. Any such attorneys' fees and disbursements incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from such judgment, and the obligation for such attorneys' fees and disbursements is intended to be severable from other provisions of this Lease and not to be merged into any such judgment.

    21. Notices. All communications herein provided for or made pursuant hereto shall be in writing and shall sent by (i) legible fax with the original following in due course (failure to send such original shall not affect the validity of such fax notice), and the giving of such communication shall be complete when such fax is received, and (ii) either (A) registered or certified mail, return receipt requested, in which event the giving of such communication shall be deemed complete on the fifth Business Day after the same is deposited in a United States Post Office with postage charges prepaid, or (B) reputable overnight delivery service, in which event the giving of such communication shall be deemed complete on the immediately succeeding Business Day after the same is deposited with such delivery service:

    (a)  if to Lessor:       CRC-I Limited Partnership
                             c/o Charles Duddles
                             9330 Balboa Avenue
                             San Diego, CA  92123-1516
                             Telecopier:  (619) 694-1526

    with a copy to:          CRC-I Limited Partnership
                             c/o Christopher Wilson
                             1-1 Concord Green
                             Concord, MA  01742

         and to:             State Street Bank & Trust
                               Company, as Trustee
                             Joseph Palmer Building
                             Corporate Trust Department -
                               Fifth Floor
                             One Heritage Drive
                             North Quincy, Massachusetts 02171
                             Attention:  Andrew Sinsaky
                             Telecopier:  (617) 985-3034

    (b)  if to Lessee:       Foodmaker, Inc.
                             9330 Balboa Avenue
                             San Diego, CA  92123-1516
                             Attention: Real Estate Legal
                                  Department
                             Telecopier: (619) 694-1526

         with a copy to:     Seltzer Caplan Wilkins &
                               McMahon
                             750 B Street, Suite 2100
                             San Diego, California  92101
                             Attn: Kevin A. Werner, Esq.
                             Telecopier:  (619) 685-3100

Either party may change its address for notice by written notice given to the other in the manner hereinabove provided. Any such communication shall be deemed to have been duly given or served on the date personally delivered or delivered by courier service or, if forwarded by mail as provided above, on the fifth (5th) business day after mailing.

    22. Estoppel Certificates. Each party hereto agrees that at any time and from time to time during the Term of this Lease, it will promptly, but in no event later than ten (10) Business Days after request by the other party hereto, execute, acknowledge and deliver to such other party a certificate stating, to the best of such party's Actual Knowledge, (a) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and setting forth any modifications); (b) the date to which Basic Rent,

Special Rent, Additional Rent and other sums payable hereunder have been paid;
(c) whether or not there is an existing default by Lessee in the payment of Basic Rent, Special Rent, Additional Rent, or any other sum required to be paid hereunder, and whether or not there is any other existing Event of Default by Lessee with respect to which a notice of default has been served or of which the signer has Actual Knowledge, and, if there is any such Event of Default, specifying the nature and extent thereof; (d) whether or not there are any defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate; and (e) stating that Lessee is in possession of the Leased Property or setting forth the parties in possession and identifying the instruments pursuant to which they took possession. It is understood and agreed that any such certificate delivered pursuant to this Article 22 may be relied upon by any mortgagee or by any prospective purchaser of the Leased Property or any assignee of such mortgagee.

    23. No Merger. Lessee agrees that there shall be no merger of this Lease or of any sublease under this Lease or of any leasehold or subleasehold estate hereby or thereby created with Lessor's Estate or the fee or any other estate or ownership interest in the Leased Property or any part thereof by reason of the fact that the same Person may acquire or own or hold, directly or indirectly,
(a) this Lease or any sublease or any leasehold or subleasehold estate created hereby or thereby or any interest in this Lease or any such sublease or in any such leasehold or subleasehold estate, and (b) Lessor's Estate or the fee estate or other estate or ownership interest in the Leased Property or any part thereof.


    24.  Surrender; Holding Over.

         (a) Surrender. Upon the expiration or earlier termination of the Term of this Lease, Lessee shall peaceably leave and surrender the Leased Property to Lessor in the same condition in which the Leased Property originally was received from Lessor on the first day of the Basic Term as to any Unit, except as repaired, rebuilt, restored, altered or added to as required by or permitted by any provision of this Lease (ordinary wear and tear and, subject to Lessee's restoration obligations hereunder, if applicable, the consequences of casualty described in Article 12, paragraphs
(a)(iii) and (b)(iii), hereof,
condemnation or taking excepted) and with respect to Hazardous Substances, in the condition required under Article 9 of this Lease. Lessee shall remove from the Leased Property within sixty (60) days after expiration or earlier termination all property (including Lessee's Trade Fixtures) situated thereon which is not the property of Lessor and shall repair any damage caused by such removal. Property not so removed shall become the property of

Lessor, and Lessor may cause such property to be removed from the Leased Property and disposed of, and Lessee shall pay the cost of any such removal and disposal and of repairing any damage caused by such removal.

         (b) Agreement by Lessor's Mortgagee. Except for surrender upon the expiration of the Term hereof or earlier termination of this Lease as to any Released Unit or Terminated Unit, no surrender to Lessor of this Lease or of the Leased Property shall be valid or effective unless agreed to and accepted in writing by Lessor, Lessor's Mortgagee and the Indenture Trustee.

         (c) Holding Over. If Lessee continues to hold the Leased Property or any Unit after the termination of this Lease without Lessor's written consent, whether such termination occurs by lapse of time or otherwise, such holding over shall constitute and be construed as a tenancy from day to day only, at a daily Basic Rent equal to $1.00; subject, however, to all of the provisions, covenants and agreements on the part of Lessee hereunder; provided, however, that if Lessee holds over after expiration of the Basic Term and the amount owed under the CRC Note executed contemporaneously herewith has not been paid, the daily Basic Rent shall equal 1/360th of the Overdue Rate multiplied by the full amount of all sums which are due and unpaid under the CRC Note. No payments of money by Lessee to Lessor after the termination of this Lease shall reinstate, continue or extend the term of this Lease, and no extension of this Lease after the termination hereof shall be valid unless and until the same shall be reduced to writing and signed by both Lessor and Lessee and, if such post-termination extension occurs after an Event of Default and termination of this Lease prior to the Termination Date (as defined herein), approved by Lessor's Mortgagee and the Indenture Trustee.

    25. Separability. Each provision contained in this Lease shall be separate and independent, and the breach of any such provision by Lessor shall not discharge or relieve Lessee from its obligation to perform each obligation of this Lease to be performed by Lessee. If any provision of this Lease or the application thereof to any Person or circumstance shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby.

    26. Signs; Showing. Provided Lessee has not elected to extend and renew the Basic Term or any of the Renewal Terms with respect to any Unit(s), then at any time after the date upon which Lessee delivers to Lessor written notice pursuant to Article 30, paragraph (c) of its election to terminate this Lease or allow the Basic Term of this Lease to expire with respect to such Unit(s), Lessor may (a) place signs in reasonable locations on the grounds in front of such Unit(s) advertising that the same will be available for rent or purchase, and (b) upon not less than twenty-four (24) hours written notice to Lessee, show such Unit(s) to prospective lessees or purchasers during normal business hours as Lessee may elect.

    27.  Intentionally Omitted.

    28.  Substitution, Purchase and Early Termination Procedures.

         (a) Substitution. In the event of a Substitution pursuant to Article 15, the provisions and conditions of this Article 28, paragraph (a) shall apply.


              (i) Conveyance of Substitute Units. On the closing date determined or scheduled for the Substitution, Lessee, pursuant to Article 15, shall (i) convey to Lessor an estate for years with respect to the Substitute Unit (which estate for years shall terminate at the same time as Lessor's Estate in the Released Unit is scheduled to terminate) subject to (A) any rights reserved to or vested in any municipality or public authority to condemn, appropriate, recapture or designate a purchaser of such Substitute Unit, (B) any liens thereon for taxes, assessments and other governmental charges, provided that such taxes, assessments or other governmental charges are not delinquent at the time of Substitution, (C) easements, rights of way, servitudes, zoning laws, use regulations, reservations, rights, restrictions, defects and irregularities in title to the Substitute Unit (collectively "Defects"), provided that such Defects shall be no less favorable to Lessor than the Defects associated with title to the Released Unit, (D) the liens of Lessor's Mortgage and Lessee's Mortgage (provided that said liens shall be subordinate to this Lease, subject to the provisions set forth in the notice or memorandum of lease executed contemporaneously herewith) and any other assignment of this Lease as further security for the note or notes secured by Lessor's Mortgage and any collateral assignment thereof to the Indenture Trustee, (E) discrepancies, conflicts in boundary lines, encroachments, and any state of facts which in inspection of the Leased Property would disclose (provided that such matters are no less favorable to Lessor than similar matters affecting the Released Unit), together with a certificate from Lessee to the effect that all exceptions shown on such title insurance policies are permitted pursuant to clauses (A) through (E) above and that such exceptions shall have no adverse effect on the value of such Substitute Unit, construction of improvements thereon, or its intended use or operations, and (ii) lease from Lessor Lessor's Estate in the Substitute Unit for a term equal to the remainder of the Basic Term or the Renewal Term, as the case may be, and in all other respects in compliance with such Article 15.

             (ii) Lessor shall execute and deliver to Lessee all such instruments and documents as may be appropriate to transfer to Lessee all of Lessor's Estate in the Released Units, subject to (A) all liens, encumbrances, charges, exceptions and restrictions attaching to the Released Units (other than those created or caused by or through Lessor without the consent of Lessee), and
(B) all Legal Requirements. Lessor shall cause to be released or reconveyed, as appropriate, concurrently with the closing date of the conveyance of Lessor's Estate in any such Released Unit to Lessee, Lessor's Mortgage and any other interests, encumbrances or liens placed or permitted to be placed by Lessor without Lessee's consent in, on or against such Released Unit transferred to Lessee on such date. Notwithstanding any provisions contained herein to the contrary, Lessee acknowledges that Lessor makes no representations or warranties of any nature or kind, whether statutory, express or implied, with respect to environmental matters or the physical condition of any such Released Units and Lessee, by acceptance of such instruments and documents, shall accept each such Released Unit "AS IS," "WHERE IS," "WITH ALL FAULTS" and without any such representation or warranty by Lessor as to environmental matters, the physical condition of such Unit, compliance with subdivision or platting requirements or construction of any improvements. Without limiting the generality of the foregoing, Lessee hereby further acknowledges and agrees that warranties of merchantability and fitness for a particular purpose are excluded from the transaction contemplated by such instruments and documents, as are any warranties arising from a course of dealing or usage of trade. Lessee hereby assumes all risk and liability (and agrees that Lessor shall not be liable for any special, direct, indirect, consequential, or other damages) resulting or arising from or relating to the ownership, use, condition, location, maintenance, repair or operation of such Released Units.

            (iii) Lessee shall pay all charges incident to such transfer of Lessor's Estate in the Released Units, including but not limited to all transfer taxes, recording fees, escrow fees, mortgage costs, title insurance premiums and federal, state and local taxes, except for any net income or profit taxes (including any capital gains taxes) of Lessor and Lessor's Mortgagee and reasonable attorneys' fees and expenses of Lessor's counsel and counsel to the Lessor's Mortgagee;

             (iv) Lessee shall pay in accordance with Article 3, paragraph (a) all Basic Rent, Special Rent, Additional Rent and other sums payable by Lessee under this Lease, due and payable through the date Lessee makes any Substitution of Units pursuant to Article 15.

              (v) Upon the completion of such Substitution, but not prior thereto (whether or not any delay in the completion of such Substitution shall be the fault of Lessor), this Lease and all obligations hereunder shall terminate but solely as to the Released Units, except with respect to obligations and liabilities of Lessee (including, without limitation, under Articles 8 and 9 of this Lease) which expressly survive termination and except, in the case of a Substitution, for the obligations and liabilities of Lessee under this Lease, as amended to cover the Substitute Unit.

         (b) Purchase; Early Termination. In the event of a Purchase (including, without limitation, a Purchase pursuant to an Early Termination), the provisions of this Article 28, paragraph (b) shall apply. As used in this
Article 28, paragraph (b), the term "Purchaser" shall mean the party obligated to Purchase, the term "Seller" shall mean the party obligated to sell, and the term "Purchased Property" shall mean the interest of Lessor or Lessee, as the case may be, in the Unit or Units required to be sold, in each case as determined in accordance with the applicable provisions of Articles 30, 31, 32 and 37. The "Closing Date" shall mean the date on which such Purchase is required to be closed in accordance with such provisions. On the Closing Date with respect to any Purchased Property:

              (i) The Purchaser of the Purchased Property shall pay to the Seller, in lawful money of the United States in immediately available funds at the Seller's address as stated herein or at any other place in the United States which such Seller may designate, the Purchase Price for such Purchased Property determined pursuant to Article 30, 31, 32 or 37 as applicable. If Lessor is the Seller, Lessee shall pay the Purchase Price directly to the Indenture Trustee.


             (ii) The Seller shall execute and deliver to the Purchaser all such instruments and documents as may be appropriate to transfer its interest in the Purchased Property subject to (A) all Permitted Encumbrances affecting the Purchased Property (in case Lessee is the Purchaser) and all liens, encumbrances, charges, exceptions and restrictions affecting the Purchased Property as of the date any interest in such Purchased Property was originally leased by Lessor to Lessee hereunder or arising thereafter through acts of or otherwise approved by Lessor (in case Lessor is the Purchaser), and
(B) all Legal Requirements. The Seller shall cause to be released or reconveyed, as appropriate, upon the Closing Date, Lessor's Mortgage and Lessee's Mortgage and any other interests, encumbrances or liens placed or permitted to be placed by the Seller without the Purchaser's consent, in, on or against such Purchased Property on such Closing Date except that, in the case of a purchase pursuant to Lessee's Right of First Refusal pursuant to Article 32 below, such sale shall be subject to Lessor's Mortgage and there shall be no merger of Lessee's Remainder Estate with Lessor's Estate except as otherwise provided to the contrary in Article 32. Notwithstanding any provisions contained herein to the contrary, if Lessee is the Purchaser, Lessee acknowledges that, except as expressly provided herein, Lessor, as the Seller, shall make no representations or warranties or indemnifications of any nature or kind, whether statutory, express or implied, with respect to environmental matters or the physical condition of any such Purchased Property, and Lessee, by acceptance of such instruments and documents, shall accept each such Purchased Property "AS IS," "WHERE IS," "WITH ALL FAULTS" and without any such representation or warranty by the Lessor as to environmental matters, the physical condition of such Purchased Property, compliance with subdivision or platting requirements or the construction of any improvements. Without limiting the generality of the foregoing, if Lessee is the Purchaser, Lessee hereby further acknowledges and agrees that warranties of merchantability and fitness for a particular purpose are excluded from the transaction contemplated by such instruments and documents, as are any warranties arising from a course of dealing or usage of trade. Lessee hereby assumes all risk and liability (and agrees that the Seller shall not be liable for any special, direct, indirect, consequential or other damages) resulting or arising from or relating to the ownership, use, condition, location, maintenance, repair or operation of such Purchased Property. If Lessor is the Purchaser, Lessee shall be required to comply with its obligations under Article 24(a) and shall be deemed to have warranted to Lessor that Lessee is in full compliance with this Lease as to such Purchased Property and such warranty shall survive the Closing Date and the delivery and recordation of the deed therefor.

           (iii) Lessee shall pay all charges incident to such transfer of the Seller's interest in the Purchased

Property, including but not limited to all transfer taxes, recording fees, escrow fees, mortgage costs, title insurance premiums and federal, state and local taxes, except for any net income or profit taxes (including any capital gains taxes), of the Seller and Lessor's Mortgagee and reasonable attorneys' fees and expenses of Lessor's counsel and counsel to the Lessor's Mortgagee.

             (iv) Lessee shall pay to Lessor all Basic Rent, Special Rent, Additional Rent and other sums payable by Lessee under this Lease due and payable through the Closing Date with respect to any Purchased Property.

              (v) Upon the completion of the Purchase, but not prior thereto (whether or not any delay in the completion of such Purchase shall be the fault of Lessor), this Lease and all obligations hereunder shall terminate but solely as to the Purchased Property, except with respect to obligations and liabilities of Lessee (including, without limitation, under Articles 8 and 9 of this Lease) which expressly survive termination hereof.

    29.  Waivers of Trial by Jury and Statute of Limitations.

         (a) Trial by Jury. Lessor and Lessee each hereby waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Lease or any other document or any dealings between them relating to the subject matter of this transaction and the relationship that is being established. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that are related to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Lessee and Lessor each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Lease and the other documents referred to herein, and that each will continue to rely on the waiver in their related future dealings. Lessee and Lessor each further warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and the waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this agreement or to any other documents or agreements relating to the Lease, this agreement or the environmental indemnity agreement. In the event of litigation, this Lease may be filed as a written consent to a trial by the court.

         (b) Statute of Limitations. Lessee hereby waives, to the fullest extent permitted by law, all statutes of limitations as a defense to any action or proceeding brought by Lessor or any of its successors or assigns.

    30.  Rejectable Offer Requirements.

         (a)  Year Nine.

              (i) Not less than 120 nor more than 270 days prior to the first Business Day of January, 2003 (the "Year Nine Termination Date"), Lessee shall make an irrevocable offer (the "Year Nine Offer") to purchase Lessor's Estate in Units then subject to this Lease and/or to terminate Lessee's obligations hereunder which relate to or are measured by sums allocated to Potential Additional Units, which Units and Potential Additional Units shall be designated by Lessee in the Year Nine Offer and shall have Termination Values equal to at least the amount by which (A) fifty percent (50%) of the Termination Values of all Units and Potential Additional Units exceeds (B) the sum of (i) the Termination Values of all Units and Potential Additional Units as to which Lessee has previously made and consummated an Early Termination Election) and
(ii) the Termination Values of all Units as to which Lessee has exercised its Year Nine Option pursuant to Article 31 below. Those Units and Potential Additional Units so designated by Lessee are referred to herein as "Year Nine Units". In the Year Nine Offer, Lessee shall designate a value (herein, the "Year Nine Offer Value") for the entire interest of Lessor and Lessee in the Year Nine Units and shall make an offer to purchase Lessor's Estate in all of the Units included within the Year Nine Units and to terminate Lessee's obligations hereunder which relate to or are measured by sums allocated to the Potential Additional Units included in the Year Nine Units for an aggregate Purchase Price (herein referred to as "Lessee's Initial Year Nine Price") which shall be designated in such Year Nine Offer but which shall be not less than the sum of (i) an amount equal to (A) the sum of (I) 12/35ths times (II) the Termination Values of the Year Nine Units (but in no event shall the Termination Values of the Year Nine Units taken into account for purposes of this clause
(A)(II) when combined with the Termination Values of all Units as to which Lessee has exercised the Year Nine Option and as to which Lessee has previously made and consummated an Early Termination Election exceed fifty percent (50%) of the Termination Values of all Units and Potential Additional Units (inclusive of those as to which

Lessee has exercised the Year Nine Option and as to which Lessee has previously made and consummated an Early Termination Election)), plus (B) 100% of the portion of the Termination Values of all Year Nine Units which exceeds the amount described in the parenthetical in clause (A)(II) above (the sum of the amounts described in clauses (A) and (B) above being referred to herein or (the "Year Nine Minimum Purchase Price") plus (C) an amount equal to 50% of the amount by which (I) the Year Nine Offer Value exceeds (II) the Year Nine Minimum Purchase Price (the amount described in the clause (C) being referred to herein as the "Year Nine Increment"). If Lessee fails to make such Year Nine Offer during such time, Lessee shall be deemed to have made such Year Nine Offer on the date occurring 120 days prior to the Year Nine Termination Date in an amount equal to the Year Nine Minimum Purchase Price (as calculated as of the Year Nine Termination Date) with respect to Units and Potential Additional Units designated in a written notice to Lessee by any of Lessor, Lessor's Mortgagee or the Indenture Trustee at any time prior to the Year Nine Termination Date, so long as such Units and Potential Additional Units satisfy the requirements for "Year Nine Units" set forth in the definition of that term above (except for the requirement therein that Lessee designate such Units and Potential Additional Units and except that the Termination Values of the Units or Potential Additional Units designated by Lessor in such notice shall not be greater than one hundred and ten percent (110%) of the minimum Termination Values of the Year Nine Units which were required to have been designated in Lessee's Year Nine Offer). Lessee acknowledges that Lessee's obligation to make the Year Nine Offer as provided herein forms a material part of the consideration to Lessor for entering into this Lease and that the rent payable by Lessee hereunder has been agreed upon in reliance upon Lessee's obligation to make the Year Nine Offer as so provided.

             (ii) If Lessor accepts or is deemed to accept the Year Nine Offer, this Lease and Lessee's obligations hereunder (but solely with respect to and to the extent measured by sums allocated to such Year Nine Units) will terminate on the Year Nine Termination Date upon payment of a Purchase Price equal to Lessee's Initial Year Nine Price and satisfaction of the other conditions set forth herein (except as expressly provided hereunder), and Lessee shall pay on the Year Nine Termination Date a Purchase Price equal to Lessee's Initial Year Nine Price for the Units purchased and for the Potential Additional Units as to which Lessee's obligations are to be terminated as a result of such Year Nine Offer pursuant to this Article 30, paragraph (a) and Lessor's Estate in such Units shall be conveyed to Lessee, all pursuant to the provisions of Article 28. Unless Lessor specifically rejects the Year Nine Offer pursuant to paragraph (a)(iii) below (or if Lessor's Year Nine Rejection Notice is ineffective as provided in paragraph (a)(iii) below), Lessor shall be deemed to have accepted the Year Nine Offer. If Lessor accepts or is deemed to accept the Year Nine Offer, the provisions hereof shall constitute a binding purchase and sale agreement between Lessor and Lessee as to the Units included within the Year Nine Units and as a binding obligation on the part of Lessee to pay to Lessor the sums payable with respect to the termination of Lessee's obligations hereunder which relate to or are measured by sums allocated to Potential Additional Units. Notwithstanding anything to the contrary herein, Lessee shall not be entitled to any reduction of the Purchase Price for such Year Nine Units, nor shall the obligations of Lessee to Lessor to purchase the applicable Year Nine Units or to pay to Lessor sums to terminate Lessee's obligations which relate to or are measured by sums allocated to Potential Additional Units be affected by reason of (A) any Destruction of all or any part of such Year Nine Units from whatever cause, (B) any prohibition, limitation or restriction of or on Lessee's use of all or any portion of such Year Nine Units or any interference with such use by governmental action or otherwise, (C) any eviction of Lessee or any party claiming under Lessee by paramount title or otherwise, (D) any default on the part of Lessor under this Lease or any other agreement to which Lessor is a party, or (E) any other cause, whether similar or dissimilar to the foregoing, any existing or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligation of Lessee to pay the Purchase Price for the Year Nine Units shall be a covenant and agreement separate and independent from Lessor's obligation to convey the applicable Year Nine Units pursuant to this Lease; provided, however, that nothing in this subparagraph shall excuse Lessor from its obligation to tender a deed or other applicable conveyancing instrument upon the tender by Lessee of such Purchase Price for the Year Nine Units at the closing of the sale. Accordingly, the Purchase Price for the Year Nine Units shall continue to be payable in all events, and the obligations of Lessee hereunder shall continue unaffected.

            (iii) Lessor may reject the Year Nine Offer only by sending written notice of such rejection (hereinafter, "Year Nine Rejection Notice") to Lessee not later than sixty (60) days after receipt (or deemed receipt) of the Year Nine Offer and only if Lessor has complied with the provisions of Lessor's Mortgage which limit Lessor's authority to deliver a Rejection Notice and only if such

Year Nine Rejection Notice includes Lessor's Year Nine Offer as described below.

Under no circumstances shall Lessee be entitled to any refund of Basic Rent, Special Rent, Special Sinker Rent or Additional Rent previously paid in the event of such a rejection. Any Year Nine Rejection Notice delivered by Lessor in violation of Lessor's Mortgage or without including Lessor's Year Nine Offer shall be null and void and of no force or effect. In the event Lessor duly gives a valid Year Nine Rejection Notice, Lessee may elect, separately and independently with respect to each Year Nine Unit, any one of the rights set forth in paragraphs (A) through (D) below by giving Lessor written notice of such election with respect to each such Year Nine Unit within thirty (30) days after Lessee's receipt of the Year Nine Rejection Notice; provided, however, that Lessee must elect paragraph (A) as to any Potential Additional Unit included within the Year Nine Units. Lessee's failure to make any election within the time period permitted under this Article 30, paragraph (a)(iii) shall constitute Lessee's election to exercise the right set forth in clause (A) below. If Lessee elects to exercise the rights set forth in clause (B), (C) or
(D) below, Lessor and Lessee prior to the Year Nine Termination Date shall enter into a separate lease or other agreement which shall supersede this Lease but solely as to the Units included within the Year Nine Units and as to which Lessee has exercised its rights under clauses (B), (C) or (D) (and without limiting Lessee's liability hereunder for all obligations with respect to such Units which expressly survive the termination of this Lease). If Lessor and Lessee have not so agreed, this Lease shall, automatically upon the Year Nine Termination Date and without any further act on the part of Lessor or Lessee, be deemed a separate and severed lease and/or contract as to such Units, separate from the other Units which remain subject hereto, between Lessor and Lessee for
(i) a Renewal Term on all of the other terms set forth herein but solely as to such Units as to which Lessee has elected to exercise its rights under clause
(B), and (ii) the purchase or sale of Lessee's Remainder Estate under clauses
(C) or (D) (and, if applicable under clause (D), the extension and renewal of the Term as to such Units as provided therein), with Lessor's Estate in such Units included within the Year Nine Units, but solely as to such Year Nine Units as to which Lessee has elected to exercise such rights. Lessee further agrees for the benefit of Lessor's Mortgagee, the Indenture Trustee and the holders of the notes described in the Indenture that, unless and until said notes have been indefeasibly paid in full for a period of time in excess of all applicable preference or other similar periods under the Bankruptcy Code, Lessee shall not ask, demand, sue for or otherwise exercise any right or remedy with respect to any amount or obligation owed by Lessor to Lessee with respect to any such separate lease or agreement. As used herein, the "Lessor's Year Nine Offer" shall mean as to any such Unit a written notice to Lessee specifying the following:

             (aa) The annual amount of Basic Rent at which Lessor is prepared to lease such Unit to Lessee during the first three Renewal Terms (which Basic Rent would be payable in equal semi-annual installments); and

             (bb)  The purchase price (the "Lessor's Year Nine Price") Lessor is prepared to pay to Lessee for its Remainder Estate in such Year Nine Unit. Such purchase price must not be less than 50% of the total of (x) the annual Basic Rent specified in clause (aa) above divided by 10%, minus (y) the Termination Value of such Year Nine Unit times a percentage, the numerator of which shall equal the Year Nine Minimum Purchase Price and the denominator of which shall equal the Termination Values of all Year Nine Units.

Within thirty (30) days after Lessee's receipt of the Year Nine Rejection Notice, Lessee shall elect one of the following as to each of the Year Nine Units on a unit-by-unit basis:

              (A) Lessee may elect to terminate this Lease, but solely as to any Year Nine Unit, as of the last day of the Basic Term.

              (B) Lessee may extend the Term, but solely as to any Year Nine Unit, for the initial Renewal Term at a rent equal to the Fair Rental Value thereof. Lessee will be entitled to a credit against such rent as it becomes payable in an amount equal to the Individual Unit Year Nine Special Rent paid for such Year Nine Unit. If Lessee exercises this option, Lessee will be entitled to exercise additional renewal options at a rent equal to the Fair Rental Value in compliance with Article 2, paragraph (b).

              (C) Lessee may elect as to any Year Nine Unit to purchase Lessor's Estate in each such Year Nine Unit for an amount equal to the total of
(I) the Lessor's Year Nine Price set forth in the Lessor's Year Nine Offer for the Remainder Estate in such Year Nine Unit, plus (II) the Termination Value of such Year Nine Unit times a percentage, the numerator of which shall equal the Year Nine Minimum Purchase Price and the denominator of which shall equal the Termination Values of all Year Nine Units, in which case

Lessor shall convey to Lessee pursuant to Article 28 the Lessor's Estate in such Year Nine Unit on the Year Nine Termination Date.

              (D) Lessee may elect as to any Year Nine Unit to sell to Lessor the Remainder Estate in such Year Nine Unit for Lessor's Year Nine Price, and, in such event, Lessee will convey such Remainder Estate to Lessor pursuant to
Article 28 on the Year Nine Termination Date. If Lessee does elect to sell the Remainder Estate in any such Year Nine Unit to Lessor, Lessee shall concurrently elect either (I) to terminate this Lease as to such Year Nine Unit as of the Year Nine Termination Date, or (II) to extend and renew this Lease as to such Year Nine Unit for the initial Renewal Term at the Basic Rent set forth in the Lessor's Year Nine Offer. Lessee will be entitled to a credit against such rent as it becomes payable in an amount equal to the Individual Unit Year Nine Special Rent paid for such Year Nine Unit. If Lessee elects to extend this Lease for such initial Renewal Term as to such Year Nine Unit, it can thereafter extend this Lease for each of two additional Renewal Terms at the same Basic Rent as set forth in Lessor's Year Nine Offer and otherwise in compliance with
Article 2, paragraph (b), and if Lessee has elected to extend this Lease for such first three Renewal Terms as to such Year Nine Unit, it can thereafter extend this Lease for each of two additional Renewal Terms as to such Year Nine Unit in compliance with Article 2, paragraph (b). Each Basic Rent payment for each such Year Nine Unit during each of such two additional Renewal Terms will be in an amount equal to the level semi-annual payment of Basic Rent that would be payable over such Renewal Terms, if the total of (x) all installments of Basic Rent payable during such Renewal Terms for such Year Nine Unit, (y) the Lessor's Year Nine Price for such Year Nine Unit and (z) all installments of Individual Unit Basic Rent theretofore paid by Lessee over the Basic Term and the first three Renewal Terms with respect to such Unit were discounted (semi-annually in arrears) to the commencement of the Basic Term as to such Unit by 10.25% to a present value of 93% of the Termination Value of such Year Nine Unit.

         (b)  Termination Date Rejectable Offer

              (i) Except as otherwise required in Article 20, paragraph (b)(i), for all Units and Potential Additional Units (collectively, "Year Ten Units") with respect to which Lessee has not (A) exercised the Early Termination Election described in Article 37, (B) elected to include as one of the Year Nine Units pursuant to Article 30, paragraph (a) above or (C) exercised the Option or Year Nine Option described in Article 31, not less than 120 nor more than 270 days prior to the last day of the Basic Term ("Termination Date"), Lessee shall make an irrevocable offer ("Offer") to purchase Lessor's Estate in the Units included in the Year Ten Units and to terminate Lessee's obligations hereunder which relate to or are measured by sums allocated to the Potential Additional Units included in the Year Ten Units for an aggregate Purchase Price (herein referred to as "Lessee's Initial Year Ten Price") which shall be designated in such Offer but which shall be not less than the sum of the Termination Values of all Year Ten Units. If Lessee fails to make such Offer during such time, Lessee shall be deemed to have made such Offer on the date occurring 120 days prior to the Termination Date in an amount equal to the Termination Values of all Year Ten Units. Lessee acknowledges that Lessee's obligation to make the Offer as provided herein and in Article 20, paragraph (b) forms a material part of the consideration to Lessor for entering into this Lease and that the rent payable by Lessee hereunder has been agreed upon in reliance upon Lessee's obligation to make the Offer as so provided.

             (ii) If Lessor accepts or is deemed to accept Lessee's Offer, this Lease and Lessee's obligations with respect to such Year Ten Units hereunder will terminate on the Termination Date upon payment of a Purchase Price equal to Lessee's Initial Year Ten Price, and satisfaction of the other conditions set forth herein (except as expressly provided hereunder), Lessee shall pay to Lessor on the Termination Date a Purchase Price equal to Lessee's Initial Year Ten Price for the Year Ten Units pursuant to this Article 30, paragraph (b) and Lessor's Estate in the Units included in the Year Ten Units shall be conveyed to Lessee pursuant to the provisions of Article 28. Unless Lessor specifically rejects the Offer pursuant to paragraph (b)(iii) below (or if Lessor's Rejection Notice is ineffective as provided in paragraph (b)(iii) below), Lessor shall be deemed to have accepted the Offer. If Lessor accepts or is deemed to accept the Offer, the provisions hereof shall constitute a binding purchase and sale agreement between Lessor and Lessee as to the Unit(s) subject to such Offer and a binding obligation on the part of Lessee to pay to Lessor the sums payable with respect to the termination of Lessee's obligations hereunder which relate to or are measured by sums allocated to the Potential Additional Units included in the
Year Ten Units.   Notwithstanding anything to the contrary herein, Lessee shall not be entitled to any reduction of the Purchase Price hereunder, nor shall the obligations of Lessee to Lessor to purchase the applicable Units or to pay to Lessor sums to terminate Lessee's obligations which relate to or are measured by sums allocated to Potential Additional Units be affected by reason of (A) any Destruction of all or any part of such Units from whatever cause, (B) any prohibition, limitation or restriction of or on Lessee's use of all or any portion of such Units or any interference with such use by governmental action or otherwise, (C) any eviction of Lessee or any party claiming under Lessee by paramount title or otherwise, (D) any default on the part of Lessor under this Lease or any other agreement to which Lessor is a party, or (E) any other cause, whether similar or dissimilar to the foregoing, any existing or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligation of Lessee to pay the Purchase Price shall be a covenant and agreement separate and independent from Lessor's obligation to convey the applicable Units pursuant to this Lease; provided, however, that nothing in this subparagraph shall excuse Lessor from its obligation to tender a deed or other applicable conveyancing instrument upon the tender by Lessee of such Purchase Price at the closing of the sale. Accordingly, the Purchase Price shall continue to be payable in all events, and the obligations of Lessee hereunder shall continue unaffected.

            (iii) Lessor may reject the Offer only by sending written notice of such rejection (hereinafter, "Rejection Notice") to Lessee not later than sixty
(60) days after receipt (or deemed receipt) of the Offer and only if Lessor has complied with the provisions of Lessor's Mortgage which limit Lessor's authority to deliver a Rejection Notice and only if such Rejection Notice includes Lessor's Offer as described below. Under no circumstances shall Lessee be entitled to any refund of Basic Rent, Special Rent, Special Sinker Rent or Additional Rent previously paid in the event of such a rejection. Any Rejection Notice delivered by Lessor in violation of Lessor's Mortgage or without including Lessor's Offer shall be null and void and of no force or effect. In the event Lessor duly gives a valid Rejection Notice, Lessee may elect, separately and independently with respect to each Unit, any one of the rights set forth in paragraphs (A) through (D) below by giving Lessor written notice of such election with respect to such Unit within thirty (30) days after Lessee's receipt of the Rejection Notice; provided, however, that Lessee must elect paragraph (A) as to any [Potential Construction Unit or] Potential Additional Unit included within the Year Ten Units. Lessee's failure to make any election within the time period permitted under this Article 30, paragraph (b)(iii) shall constitute Lessee's election to exercise the right set forth in clause (A) below. As used herein, "Lessor's Offer" shall mean as to any such Unit a written offer to Lessee specifying the following:

             (aa) The annual amount of Basic Rent at which Lessor is prepared to lease such Unit to Lessee during the first three Renewal Terms (which Basic Rent would be payable in equal semi-annual installments); and

             (bb) The purchase price (the "Lessor's Price") Lessor is prepared to pay to Lessee for its Remainder Estate in such Unit. Such purchase price must not be less than 50% of the total of (x) the annual Basic Rent specified in clause (aa) above divided by 10% minus (y) the Termination Value for such Unit.

Within thirty (30) days after Lessee's receipt of the Rejection Notice, Lessee shall elect one of the following as to each of the Year Ten Units:

              (A) Lessee may elect to terminate this Lease as to any Year Ten Unit as of the last day of the Basic Term.

              (B) Lessee may elect to extend the Term as to any Year Ten Unit for the initial Renewal Term at a rent equal to the Fair Rental Value of such Unit. Lessee will be entitled to a credit against such rent as it becomes payable in an amount equal to the Individual Unit Year Nine Special Rent paid for each such Unit. If Lessee exercises this option, it will be entitled to exercise additional renewal options at a rent equal to the Fair Rental Value in compliance with Article 2, paragraph (b).

              (C) Lessee may elect as to any Year Ten Unit to purchase Lessor's Estate in such Unit for an amount equal to the total of (I) the Lessor's Price set forth in the Lessor's Offer for the Remainder Estate plus (II) the Termination Value for such Unit, in which case Lessor will convey to Lessee pursuant to Article 28 the Lessor's Estate in such Unit on the Termination Date.


              (D) Lessee may elect as to any Year Ten Unit to sell the Remainder Estate in such Year Ten Unit to Lessor pursuant to Article 28 on the Termination Date. If Lessee does elect to sell the Remainder Estate in any such Year Ten Unit to Lessor, Lessee shall concurrently elect either (I) to terminate this Lease as to such Year Ten Unit as of the last day of the Basic Term or (II) to extend and renew this Lease as to such Year Ten Unit for the initial Renewal Term at the Basic Rent set forth in the Lessor's Offer. Lessee will be entitled to a credit against such rent as it becomes payable in an amount equal to the Individual Unit

Year Nine Special Rent paid for such Year Ten Unit. If Lessee elects to extend this Lease for such initial Renewal Term, as to such Year Ten Unit, it can thereafter extend this Lease for each of two additional Renewal Terms as to such Year Ten Unit at the same Basic Rent as set forth in Lessor's Offer and otherwise in compliance with Article 2, paragraph (b), and if Lessee has elected to extend this Lease for such first three Renewal Terms as to such Year Ten Unit, it can thereafter extend this Lease for each of two additional Renewal Terms as to such Year Ten Unit in compliance with Article 2, paragraph (b).
Each Basic Rent payment for each such Year Ten Unit during each of such two additional Renewal Terms will be in an amount equal to the level semi-annual payment of Basic Rent that would be payable over such Renewal Terms, if the total of (x) all installments of Basic Rent payable during such Renewal Terms for such Year Ten Unit, (y) the Lessor's Price for such Year Ten Unit and (z) all installments of Individual Unit Basic Rent theretofore paid by Lessee over the Basic Term and the first three Renewal Terms with respect to such Unit were discounted to the commencement of the Basic Term as to such Unit (semi-annually in arrears) by 10.25% to a present value of 93% of the Termination Value of such Unit.

         (c)  Examples

              Examples of the method of calculating the Lessor's Year Nine Price in the Lessor's Year Nine Offer and the Lessor's Price in the Lessor's Offer are set forth in Schedule I attached hereto.

    31. Option to Purchase. So long as no Event of Default shall have occurred and be continuing, Lessee shall have the option ("Option") to purchase one or more Unit(s) (which Option shall be exercisable separately and independently with respect to each Unit) effective on any one of the following dates (hereinafter, "Option Purchase Date"): (a) the Termination Date, (b) the last day of any Renewal Term or (c) the Year Nine Termination Date (the Option exercisable on such date being referred to herein as the "Year Nine Option") but only, in the case of clause (c), if Lessee shall have paid in full, or its exercise of such Year Nine Option is conditioned upon Lessee's payment in full of, the Special Rent due on the Year Nine Termination Date in accordance with Schedule D and only with respect to Units having Termination Values not greater than fifty percent (50%) of the aggregate Termination Values of all Units and Potential Additional Units (inclusive of those as to which Lessee has previously made an Early Termination Election). If Lessee elects the Option, the Purchase Price for such Unit(s) shall be the Fair Market Value of the Unit(s) selected by Lessee (determined as provided in Article 36), provided that if the Option Purchase Date is the Termination Date, the Purchase Price will be not less than the Termination Values for such Unit(s) and Lessee's right to consummate such purchase shall be subject to the consummation of all transactions required under Article 30, paragraph (b) concurrently therewith, and if the Option Purchase Date is the Year Nine Termination Date, the Purchase Price will be not less than 12/35ths of the Termination Values of all Units as to which Lessee has exercised the Year Nine Option and Lessee's right to consummate such purchase shall be subject to the consummation of all transactions required under Article 30 paragraph (a) concurrently therewith. Lessee shall deliver written notice of its exercise of any such Option at least 180 days prior to the applicable Purchase Date but in no event later than the delivery of the Offer (or, in the case of the Year Nine Option, the Year Nine Offer) to Lessor, and all of Lessor's interest in the selected Unit(s) will be conveyed to Lessee on the Purchase Date pursuant to the provisions of Article
28. The Option shall expire, unless sooner exercised, upon expiration of the Term or earlier termination of this Lease pursuant to the provisions hereof.

    32.  Right of First Refusal.

         (a) Notice Requirement. Except as otherwise provided in paragraph (d) of this Article 32, and provided an Event of Default does not then exist, prior to selling all or any portion of Lessor's Estate in any Unit(s) to any third party (hereinafter, "Third Party Purchaser"), if Lessor shall either (i) obtain a bona fide written offer from a Third Party Purchaser to purchase all or any portion of Lessor's Estate in any Unit(s) which Lessor intends to accept; or
(ii) enter into a contract for the sale of all or any portion of a Lessor's Estate in any Unit(s) with a Third Party Purchaser, which contract shall be conditioned upon Lessee's failure to exercise its right under this Article 32, paragraph (a), Lessor shall give written notice to Lessee of the offer (and Lessor's willingness to accept the same) or contract for sale, together with a copy of the executed offer or contract for sale and the name and business address of the Third Party Purchaser.

         (b) Lessee's Election. For a period of fifteen (15) days following receipt of such notice, Lessee shall have the right and option (sometimes referred to herein as Lessee's "Right of First Refusal"), exercisable by written notice to Lessor given within said fifteen (15) day period, to elect to purchase Lessor's Estate in the Unit(s) identified in the Third Party Purchaser's offer or contract for sale at the purchase price and upon all the provisions and conditions set forth in such written offer or contract for sale, except that such sale shall be subject to Lessor's Mortgage and Lessee's Mortgage and there shall be no merger of Lessee's Remainder Estate with Lessor's Estate as a result of such sale (unless all obligations secured thereby are to be paid in full in accordance with such offer or contract) and no contingencies contained in such offer or contract for sale as to environmental assessments, engineering studies, inspection of such Unit(s), state of the title to or encumbrances against Lessor's Estate in such Unit(s), or any other condition or contingency to the Third Party Purchaser's obligation to purchase Lessor's Estate in such Unit(s) which pertains to the condition of the Lessor's Estate in such Unit(s), the Third Party Purchaser's ability to take certain action or any other factor beyond the control of Lessor, shall apply to Lessee's obligation to purchase Lessor's Estate in such Unit(s) under this Article 32, and Lessee shall be obligated to purchase Lessor's Estate in such Unit(s) without any such condition or contingency.

         (c) Closing. Except as otherwise specifically provided herein, the closing date for any purchase of Lessor's Estate in any Unit(s) by Lessee pursuant to this Article 32 shall be the earlier to occur of: (i) ninety (90) days after the date of Lessee's notice to Lessor of its intention to purchase Lessor's Estate in such Unit(s) upon the terms of an offer from or contract for sale with a Third Party Purchaser, or (ii) the closing date provided in such offer or contract for sale. At such closing, Lessor shall convey Lessor's Estate in such Unit(s) to Lessee in accordance with, and Lessee shall pay to Lessor the purchase price and other consideration set forth in, the applicable offer or contract of sale.

         (d) Changes in Terms. If Lessee does not timely exercise its option to purchase as herein provided, then Lessor may proceed to accept the offer from the Third Party Purchaser or sell the Lessor's Estate in the Unit(s) pursuant to the provisions and conditions of the proposed contract for sale; provided, however, that any such transaction must be consummated within 120 days after Lessor's notice to Lessee; and provided further that the final terms of the proposed sale of Lessor's Estate in the Unit(s) to the Third Party Purchaser are no more favorable than the terms described in Lessor's notice to Lessee. If the purchase and sale of Lessor's Estate in the Unit(s) is not consummated as required by the immediately preceding sentence, any such proposed or contemplated sale or transfer of Lessor's Estate in the Unit(s) again shall become subject to Lessee's rights set forth herein. The foregoing right of first refusal with respect to Lessor's Estate in the Unit(s) shall be terminated and shall be null and void and of no further effect with respect to Lessor's Estate upon the consummation of the sale to the Third Party Purchaser of Lessor's Estate in the Unit(s) in question.

         (e)  Exempted Transactions.  The provisions of Article 32, paragraph
(a) shall not apply to or prohibit (i) any mortgaging, subjection to deed of trust or other hypothecation of Lessor's Estate or the Leased Property, (ii) any sale of Lessor's Estate or the Leased Property pursuant to a private power of sale under or judicial foreclosure of any deed of trust or other security instrument or device to which Lessor's interest in Lessor's Estate or the Leased Property is now or hereafter subject, or as a result of any other exercise of remedies thereunder, (iii) any transfer of Lessor's interest in Lessor's Estate or the Leased Property to a mortgagee or other holder of a security interest therein by deed in lieu of foreclosure, (iv) any transfer of Lessor's Estate or the Leased Property to any governmental or quasi-governmental agency with power of condemnation, (v) any transfer of Lessor's Estate or the Leased Property to any of the successors or assigns of any of the Persons referred to in the foregoing clauses (i) through (iv) or clause (vii) below, except as provided in the short form memorandum of this Lease, (vi) any transfer, sale or conveyance of any part or all of the interest of Lessor or the stock of any partner in Lessor, or (vii) any transfer, sale or conveyance of Lessor's Estate or the Leased Property to a person which has an option to purchase or right of first refusal under any Permitted Encumbrance.

    33. Granting and Release of Easements. If no Event of Default has occurred and is continuing, Lessee from time to time in writing may request Lessor to join with Lessee (at Lessee's cost and expense), and Lessor agrees to join Lessee, (i) to grant easements, licenses, rights of way and other rights and privileges in the nature of easements for the purposes of providing utilities and the like to the Leased Property, (ii) to release existing easements and appurtenances relating to the provision of utilities and the like to the Leased Property, and (iii) to execute and deliver any instrument, in form and substance reasonably acceptable to Lessor, necessary or appropriate to make or confirm such grants or releases to any Person, with or without consideration; provided that Lessee shall have certified to Lessor and Lessor's Mortgagee that in Lessee's opinion such grant or release does not materially interfere with and is not materially detrimental to the conduct of business on the Leased Property and does not impair the usefulness or Fair Market Value of the Leased Property.

    34. Recording. This Lease shall not be recorded, but Lessor and Lessee will execute, acknowledge, deliver and cause to be recorded or filed in the manner and place required by any present or future law, a notice or memorandum of this Lease, and all other instruments, including, without limitation, financing statements, continuation statements, releases and instruments of similar character, which reasonably shall be requested by Lessor or Lessee as being necessary or appropriate in order to protect their respective interests in the Leased Property.

    35.  Miscellaneous.

         (a) Successors and Assigns. This Lease, as amended from time to time, with the consent of Lessee's Mortgagee and the Indenture Trustee, shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns permitted hereunder, including without limitation any entity resulting from the consolidation, merger or acquisition of its assets substantially as an entity. All Indemnified Parties are hereby expressly made third party beneficiaries of Article 6, paragraph (e), Article 8, Article 9 and Article 10, paragraph (b) and of all representations and warranties of Lessee herein. In addition, the Indenture Trustee is hereby expressly made a third party beneficiary of those provisions requiring payment by Lessee of rent, Purchase Price or other sums due hereunder or costs and expenses to the Indenture Trustee or otherwise requiring performance to or any consent or approval from the Indenture Trustee.

         (b) Amendments. This Lease may not be amended, changed, waived, discharged or terminated orally, but only by an instrument specifically evidencing an intent to amend signed by the party against whom enforcement thereof is sought. Lessee shall be responsible for all reasonable out-of-pocket costs (including reasonable attorneys' fees and disbursements) incurred by Lessor, Lessor's Mortgagee or the Indenture Trustee in connection with any such amendment, change, waiver, discharge or termination, as well as any amendment, change, waiver, discharge or termination of the CRC Note, Lessor's Mortgage, the Indenture or any documents related thereto, other than any amendment, change or waiver requested solely by a Person other than Lessee, as well as any such costs incurred in connection with any proceedings of the type described in Article 20, paragraph (a)(iii), (iv) or (v). Any such amendment, change, waiver, discharge or termination made otherwise than as expressly permitted by this Lease shall be null and void and of no force or effect.

         (c) Waivers. No failure, delay, forbearance or indulgence on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, or as an acquiescence in any breach, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         (d) Choice of Law. Except to the extent the provisions of this Lease relating to any Unit are required to be governed by and construed in accordance with the substantive laws of the state where such Unit is located, and subject to Article 35, paragraph (i) below, this Lease and the rights and obligations in respect hereof shall be governed by, and construed and interpreted in accordance with, the laws of the State of California, except that if the rights and remedies of Lessor, Lessor's Mortgagee or the Indenture Trustee hereunder with respect to any Unit are enforceable under the laws of the State where such Unit is located but are not enforceable under California law, then such rights and remedies with respect to such Unit shall be governed by the substantive laws of the state where such Unit is located.

         (e) Headings. All headings are for reference purposes only and shall not be considered in the interpretation or construction of the provisions of this Lease.

         (f) Single Original. Only one single original of this Lease shall be executed, which shall be delivered to the Indenture Trustee or, upon written notice from the Indenture Trustee, to Lessor.

         (g) Substitute Performance. Lessee may cause to be performed any obligations of Lessee under this Lease in lieu of performing such obligation itself.

         (h) Days. Whenever notice or approval is required or permitted to be given or withheld under any provision of this Lease, within a specified time period, all references in such provision to "day" or "days" shall be deemed to refer to a calendar day or calendar days unless such provision specifically refers to Business Days (as herein defined).

         (i) State-Specific Provisions. The additional provisions of Schedule J attached hereto shall apply to Units located in the states described thereon.

         (j) Schedules. The following Schedules are attached hereto and incorporated herein by this reference:

    SCHEDULE A         -  Property Address and Lessee
                          Identification Number

    SCHEDULE A - 1     -  Units
    through A - 29

    SCHEDULE B         -  Excluded Items

    SCHEDULE C         -  Basic Rent and Rent Adjustments

    SCHEDULE D         -  Special Rent

    SCHEDULE E         -  Schedule of Environmental Reports

    SCHEDULE F         -  Periodic Certification

    SCHEDULE G         -  Form of Amendment - Substitution

    SCHEDULE H         -  Permitted Encumbrances

    SCHEDULE I         -  Examples of Purchase Price
                          Calculations

    SCHEDULE J         -  Additional State Specific
                          Provisions

    SCHEDULE K         -  Early Termination

    SCHEDULE L         -  Termination Values

    SCHEDULE M         -  Unit Percentages

    SCHEDULE N         -  Unit Redemption Prices

    SCHEDULE O         -  Potential Additional Units

    SCHEDULE P         -  Amendment to Lease -- Potential
                          Additional Units

    SCHEDULE Q         -  Indemnification Matters

    SCHEDULE R         -  Covenants and Restrictions Upon
                          Expiration of the Lease

    36.  Determination of Value.

         (a) Valuation Procedures. Whenever a determination of Fair Market Value or Fair Rental value is required pursuant to any provision of this Lease, such Value shall be determined in accordance with the following procedure:

              (i) Lessor may elect, by written notice to Lessee delivered within fifteen (15) days after the Initial Date (as defined below), to accept and utilize the certification of the Fair Market Value of any Unit most recently provided by Lessee pursuant to Article 14, paragraph (b) as the Fair Market Value of such Unit hereunder. Such election shall be in Lessor's sole discretion, and no previous acceptance of such certification without protest by Lessor shall obligate Lessor at any subsequent time to be bound by the amount so certified by Lessee for any purpose hereunder. No such election by Lessor as to any Unit shall require Lessor to make such election as to any other Unit. As to any Unit for which Lessor has not made the election provided for herein, Lessor and Lessee shall endeavor to agree upon such Value within fifteen (15) days after the date ("Initial Date") on which (A) Lessee exercises the Option set forth in Article 31, or (B) Lessee elects to renew and extend this Lease pursuant to Article 2, paragraph (b). Upon reaching such agreement, the parties shall execute an agreement setting forth the amount of such Value.

             (ii) If the parties shall not have agreed upon the Value in writing within fifteen (15) days after the Initial Date, within twenty (20) days after the Initial Date, Lessee shall select an appraiser and notify Lessor in writing of the name, address and qualifications of such appraiser. Within five
(5) days thereafter, Lessor shall select an appraiser and notify Lessee of the name, address and qualifications of such appraiser. Such two appraisers shall endeavor to agree upon Fair Market Value or Fair Rental Value, as applicable, based upon an appraisal made by each of them. If such two appraisers shall agree upon a Fair Market Value or Fair Rental Value, as applicable, the amount of such Value as so agreed shall be conclusive and binding upon the parties.

           (iii) If the two appraisers are unable to agree upon a Fair Market Value or Fair Rental Value (as applicable) within fifteen (15) days after Lessor's selection of an appraiser, then such appraisers shall advise Lessor and Lessee of their respective determination of such Value and together shall select a third appraiser to make the determination of such Value. If the two appraisers are unable to agree upon the designation of a third appraiser within five (5) days after the expiration of the fifteen (15) day period referred to above, or if such third appraiser does not make a determination of Fair Market Value or Fair Rental Value (as applicable) within fifteen (15) days after his or her selection, then such third appraiser or a substituted third appraiser, as applicable, at the request of either party hereto, shall be appointed by the Regional Vice President of the American Arbitration Association in Los Angeles, California.
             (iv) The determination of such Value made by the third appraiser appointed pursuant to clause (iii) above shall be made within fifteen (15) days after such appointment. The third appraiser shall select the Value determined by one of the two appraisers pursuant to Article 36, paragraph (a) (iii) hereof as its Value. Such Value determined pursuant to the preceding sentence shall be binding and conclusive upon Lessor and Lessee as the Value.

              (v) All appraisers selected or appointed pursuant to this Article 36 shall (A) be independent qualified MAI appraisers, (B) have no right, power or authority to alter or modify the provisions of this Lease, and (C) be registered in the state where the appraiser is qualified to do business if such state provides for and requires such registration. The cost of the procedure described in this Article 36 above shall be shared by Lessee and Lessor equally.


         (b) Delays Resulting from Valuation Procedures. If, by virtue of any delay, Fair Rental Value is not determined before the expiration or termination of the Basic Term or the current Renewal Term, then provided all sums secured by Lessor's Mortgage have been paid, the date on which the Term otherwise would expire or terminate shall be extended to the date specified for termination in the particular provision of this Lease pursuant to which the determination of Value is being made.

         (c) Definitions. In determining Fair Rental Value and Fair Market Value under this Lease, the parties and appraisers shall use the following definitions and standards:

              (i) The term "Fair Rental Value" as used in this Lease shall mean the rental amount, projected during the relevant period, that a willing, comparable, non-equity lessee would pay, and a willing, comparable lessor of a comparable quality location within a five mile radius of the

Unit at issue would accept, at arm's length, for space of comparable size and quality as the Unit at issue taking into account the age, quality, layout, parking area and then current use of the Unit at issue and also taking into account items that the professional real estate brokers customarily consider, including, but not limited to, rental rates, location availability, lessee size, tenant improvement allowances, operating expenses and allowance and any other lease concessions, if any, then being charged or granted by lessors of such similar properties.

             (ii) The term "Fair Market Value" as used in this Lease shall mean the purchase price that a willing comparable buyer would pay, and a willing comparable seller of a comparable quality location within a five mile radius of the Unit at issue would accept, at arm's length, for real property of comparable size with improvements of comparable size and quality as the Unit at issue, subject only to liens and encumbrances similar to the Permitted Encumbrances affecting such Unit on the date such Unit was made subject to this Lease. In determining Fair Market Value, the appraisers shall take into account the age, quality, layout, parking area, deed restrictions (if any) and the then current use of the Unit at issue and also taking into account the items that professional real estate brokers customarily consider, including, but not limited to, recent sales and fast food restaurant location availability for properties within the same general metropolitan area as the Unit at issue.
"Fair Market Value" shall be calculated under the assumptions, whether or not then accurate, that Lessee has maintained the applicable Units in compliance with this Lease and all Legal Requirements (including Environmental Laws); that Lessee has completed all improvements, repairs or alterations, the construction of which was commenced prior to the date as of which the determination of Fair Market Value is being made; that Lessee has completed any Restoration of the applicable Units after any Destruction as required hereunder; that Lessee has completed any contests of and paid any taxes as required hereunder; and that Lessee has cured any title defects affecting the applicable Units, all in accordance with the standards and requirements of the Lease as though the Lease were continuing in force.

    37. Early Termination Election. The provisions of Schedule K regarding Lessee's Early Termination Election are hereby incorporated in their entirety by reference. All references elsewhere in this Lease or in any other document to provisions in this Article 37 shall include the provisions of Schedule K incorporated herein by reference.

    38. Composite Lease. This Lease constitutes a single, indivisible lease and agreement between Lessor and Lessee with respect to all Units and Potential Additional Units, and, except as may be expressly provided otherwise herein, all provisions hereof shall be applicable equally to each of the Units with the same effect as if a lease with respect thereto had been executed and delivered by Lessor and Lessee.

    39. No Apportionments. Except as otherwise expressly set forth in this Lease, upon termination of this Lease with respect to any Unit resulting in delivery of title to Lessor's Estate in such Unit to Lessee, there shall be no apportionment of rents (including water and sewer rents), taxes, insurance or other charges payable with respect to such Unit, all of such rents, taxes, insurance or other charges due and payable with respect to such Unit prior to termination being payable by Lessee hereunder and all due after such time being payable by Lessee as the then owner of such Unit.

    40. Approvals. Whenever in this Lease Lessor's or Lessee's approval or consent is required, such approval or consent shall be in writing, and Lessor and Lessee each covenant and agree that such approval or consent shall not be unreasonably withheld or delayed, unless otherwise expressly provided herein.

    41. Representations and Warranties of Lessee. Lessee represents and warrants as follows:

         (a) Due Organization. Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business in each State in which a Unit is located.

         (b) Power and Authority. Lessee has the corporate power and authority to execute, deliver and perform this Lease. This Lease has been duly authorized, executed and delivered by Lessee.

         (c) Enforceability. The Lease constitutes the legal, valid and binding obligations of the Lessee enforceable against Lessee as a lease in accordance with its terms. Lessee has been represented by experienced legal counsel who has advised Lessee of the rights and duties of Lessee hereunder. Lessee has no defense to the enforcement of this Lease as a lease.

         (d) No Registration, Consent Etc. No registration with, consent or approval of, notice to, or other action by, any governmental entity is required on the part of Lessee for the execution, delivery or performance by Lessee of this Lease, or if required, such registration has been made, such consent or approval has been obtained, such notice has been given or such other appropriate action has been taken.


         (e) No Violation. The execution, delivery and performance by Lessee of this Lease are not in violation of Lessee's charter, certificate of incorporation or bylaws or any Legal Requirement, or any other contractual agreement of Lessee.

         (f) Non-Contravention. The execution, delivery and performance by Lessee of this Lease will not violate or result in a breach of any of the terms of or constitute a default under or result in a creation of any lien, charge or encumbrance on any property or assets of Lessee, pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or order to which Lessee is a party or by which it or any Unit is bound.

         (g) Operation of the Leased Property. Lessee's use, occupancy or operation of the Leased Property or any part thereof do not violate or contravene any Legal Requirement.

         (h) Litigation. Other than as previously disclosed in Lessee's most recent 10-K filings with the Securities and Exchange Commission (copies of which have been delivered to Lessor and Lessor's Mortgagee), there are no judicial or administrative actions, suits, proceedings or investigations pending or, to Lessee's Actual Knowledge, threatened that are reasonably likely to affect Lessee's intended use, or the value, of the Leased Property or the validity, enforceability or priority of this Lease, or Lessee's occupancy and operation of the Leased Property or any part thereof, and Lessee is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority. No condemnation or other like proceedings are pending or, to Lessee's Actual Knowledge, threatened against any of the Units.

         (i) Condition of the Improvements. Each of the buildings, structures and other improvements located on the Leased Property (i) are structurally sound, (ii) have been constructed in a good and workmanlike manner, and (iii) are free from defects which would render them unfit for their continued use in the manner in which they presently are used. The equipment and systems that serve the Leased

Property, and which were conveyed to Lessor prior to execution of this Lease, including, without limitation, the plumbing, heating, air conditioning, electrical and life safety systems and appliances, are in good working order.

    42. Limitation on Interest. This Lease shall not require the payment or permit the collection of interest in excess of the maximum allowed by law. If herein any excess of interest in such respect is provided for or shall be adjudicated to be so provided for, neither Lessor, nor its successors or assigns shall be obligated to pay such interest in excess of the maximum amount allowed by law, and the right to demand the payment of any such excess shall be and hereby is waived.

    43.  Acquisition and Lease of the Additional Units.

         (a) Potential Additional Units. Lessor and Lessee acknowledge that Lessee is the owner of certain "Jack In The Box" restaurants (collectively, "Potential Additional Units" more particularly described in Schedule O attached hereto. Lessee intends to grant to Lessor Lessor's Estate in each such Potential Additional Unit and to lease back from Lessor such Potential Additional Unit pursuant to this Lease. This Article 43 sets forth certain obligations of Lessee with respect to the Additional Units and the terms and conditions upon which Lessor will agree to acquire Lessor's Estate from Lessee and lease back to Lessee the Potential Additional Units. The terms "Unit," "Units" and "Leased Property" as used in this Lease include, without limitation, all Potential Additional Units hereafter subjected to this Lease.

         (b) Purchase and Lease. Upon compliance with all Additional Unit Closing Conditions (as defined below) as to any Potential Additional Unit, Lessor shall purchase from Lessee Lessor's Estate in such Potential Additional Unit, and then shall lease such Potential Additional Unit to Lessee, on the terms set forth below:

              (i) The purchase price for Lessor's Estate in any Potential Additional Unit (and for any parcel of land substituted therefor in compliance therewith) shall be the Termination Value thereof and shall be payable upon the date of the recordation (such date as to such Potential Additional Unit is referred to herein as the "Additional Unit Closing Date") of the Additional Unit Deed (as defined below) conveying to Lessor Lessor's Estate in such Potential Additional Unit as described below and the satisfaction of all Additional Unit Closing Conditions.

             (ii) Each deed granting to Lessor the estate for years in such Potential Additional Unit (the "Additional Unit Deed"), shall be a grant or special warranty deed in substantially the form of the deed utilized in connection with Lessor's acquisition of Lessor's Estate in the other Units subject hereto, with such modifications therein as may be reasonably recommended by counsel to Lessor, Lessor's Mortgagee or the Indenture Trustee or by the title company insuring the interest of Lessor, Lessor's Mortgagee or the Indenture Trustee therein.

            (iii) Simultaneously with the execution and delivery of such Additional Unit Deed as to any Potential Additional Unit, Lessor and Lessee shall enter into an amendment to the Lease, in the form of Schedule P attached hereto whereby Lessor shall lease such Potential Additional Unit to Lessee on all of the terms and conditions set forth herein other than those which are clearly inapplicable to any Unit (subject to such additional terms and conditions as may be consistent with a "triple-net lease" and the terms set forth herein, as may be reasonably recommended by local counsel to Lessor, Lessor's Mortgagee or the Indenture Trustee in the state where such Unit is located), without any adjustment in the aggregate Basic Rent, Special Rent or other amounts payable by Lessee hereunder. Each party acknowledges that the Additional Rent and other obligations for which Lessee is responsible may be affected by the addition of any Potential Additional Unit as part of the Leased Property hereunder.

             (iv) Immediately upon the execution and delivery of such Additional Unit Deed and amendment to this Lease and satisfaction of all Additional Unit Closing Conditions, such Potential Additional Unit shall be considered a "Additional Unit," a "Unit" and part of the "Leased Property" hereunder and Lessor's Estate therein shall be part of "Lessor's Estate" hereunder.

              (v) Lessee shall pay all costs and expenses incurred by Lessor, Lessor's Mortgagee and the Indenture Trustee in connection with the acquisition, lease and encumbrance (pursuant to the Indenture) of such Potential Additional Unit, whether or not any such acquisition actually closes.

             (vi) Lessee may substitute for any Potential Additional Unit another parcel provided such Substitution shall be in compliance with the provisions which otherwise govern the substitution of Units set forth in Article 15 of this Lease, but no such substitution shall affect the Termination Value, Basic Rent, Special Rent, Purchase Price or other economic attributes under this Lease of the Potential Additional Unit being substituted, all of which shall be fully applicable to the substituted unit.

         (c) Closing Conditions. The conditions precedent to Lessor's obligations under paragraph (b) above (the "Additional Unit Closing Conditions") to acquire any Potential Additional Unit are as follows:

              (i) All conditions to the release of funds from the Additional Unit Acquisition Account in the amount of the Termination Value for such Potential Additional Unit to Lessee pursuant to the terms of Section 9.5 of the Indenture, shall have been satisfied at Lessee's sole cost and expense.

              (ii) No Event of Default or event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default shall be continuing hereunder.

    44. Obligations Hereunder Related to or Measured by Sums Allocated to the Potential Additional Units. Lessee acknowledges and agrees that, until such time as a Potential Additional Unit becomes a Unit hereunder, all Basic Rent and Special Rent which is payable hereunder and which is related to or measured by sums allocated to the Potential Additional Units shall be considered additional Basic Rent and Special Rent for the Units hereunder and that the portion of any Purchase Price payable hereunder which is attributable to the termination of Lessee's obligations hereunder which relate to or are measured by sums allocated to Unit Redemption Prices or Termination Values of Potential Additional Units shall be considered to be additional consideration for the purchase by Lessee of the Units hereunder.

    45. Certain Definitions. As used in this Lease the following terms have the meanings set forth below:

         (a) Actual Knowledge by either party with respect to any matter means the actual knowledge of such matter by an executive officer of such party or any employee charged with responsibility therefor or possessing expertise in the field, after due inquiry. Lessor acknowledges that the sole inquiry which Lessee has made concerning the environmental condition of the Leased Property is the review of the materials described in Schedule E attached hereto.

         (b)  Additional Rent is defined in Article 3, paragraph (b).

         (c) Additional Unit Acquisition Account shall have the meaning set forth in the Indenture.

         (d) Additional Unit Closing Conditions is defined in Article 43, paragraph (c).

         (e)  Additional Unit Closing Date is defined in Article 43, paragraph
(b).

         (f)  Additional Unit Deed is defined in Article 43, paragraph (b).

         (g) Affiliate, with respect to any Person, means any other Person controlling, controlled by or under common control with such Person. For purpose of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         (h)  Alteration is defined in Article 10, paragraph (c).

         (i) Award means the entire award, compensation, insurance proceeds or other payment (if any) received by Lessee, Lessor, Lessor's Mortgagee or the Indenture Trustee on account of any Destruction (including any payment in settlement thereof or made under threat thereof), less any expenses reasonably incurred by Lessee in negotiating or collecting such award, compensation, insurance proceeds or other payment, and (so long as no Event of Default shall have occurred and be continuing) excluding any award, compensation, insurance proceeds or other payment attributable to or made for Lessee's Loss.

         (j) Bankruptcy Code means Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, now or hereafter in effect in the United States.

         (k)  Basic Rent is defined and set forth on Schedule C attached hereto.

         (l)  Basic Term is defined in Article 2, paragraph (a).

         (m) Business Day means any day except Saturdays, Sundays and the days in which banks located in New York, New York or Los Angeles, California shall be closed.

         (n)  Claims is defined in Article 8.

         (o)  Closing Date is defined in Article 28, paragraph (b).

         (p) Construction Account shall have the meaning set forth in the Indenture.

         (q) CRC Note means that certain Promissory Note, dated as of December 15, 1993, executed by Lessor to the order of FM 1993A Corp., a Delaware corporation, in accordance with the Indenture and the Note Purchase Agreement, dated as of December 15, 1993. The CRC Note is one of the obligations secured by Lessor's Mortgage. Lessor shall not modify the CRC Note or the payment obligations provided thereunder without Lessee's prior written consent, which Lessee may grant or withhold in its sole and absolute discretion.

         (r) CRC-II means CRC-II Limited Partnership, a Massachusetts limited partnership.

         (s)  CRC-II Master Lease is defined in Article 5, paragraph (b).

         (t) Defects is defined in Article 15, paragraph (c), and Article 28, paragraph (b)(ii).

         (u)  Destruction is defined in Article 12, paragraph (a).

         (v)  Discounted Present Value is defined in Article 20, paragraph
(b)(i)(B).

         (w) Early Offer Minimum Purchase Price is defined in Article 20, paragraph (b)(i).

         (x)  Early Offer Date is defined in Article 20, paragraph (b)(i).

         (y)  Early Offer Notice is defined in Article 20, paragraph (b)(i).

         (z)  Early Termination is defined in Article 37.

         (aa) Early Termination Closing Date is defined in Article 37.

         (ab) Early Termination Election is defined in Article 37.

         (ac) Early Termination Offer Value is defined in Article 37.

         (ad) Environmental Laws means the Resource Conservation and Recovery Art (42 U.S.C. Sect. 6901 et seq.), as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sect. 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act (49 U.S.C. Sect. 1801 et seq.), the Toxic Substances Control Act (15 U.S.C. Sect. 2601 et seq.), the Clean Air Act (42 U.S.C. Sect. 9402 et seq.), the Clean Water Act (33 U.S.C. Sect. 1251 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Sect. 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Sect. 651 et seq.) and all applicable federal, state and local environmental laws, including obligations under the common law, ordinances, rules, regulations, private agreements (such as covenants, conditions and restrictions), orders, consent decrees, judgments, permits, licenses, authorizations, codes and publications, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any other federal, state or local laws, including obligations under the common law, ordinances, rules, regulations, private agreements (such as covenants, conditions and restrictions) and publications, now or hereafter existing relating to regulation or control of Hazardous Substances or environmental health and safety.

         (ae) Equipment Lease is defined in Article 11.

         (af) Equipment Lessor is defined in Article 11.

         (ag) Event of Default is defined in Article 20.

         (ah) Extension Notice means Lessee's written notice to Lessor of Lessee's election to exercise its option to extend this Lease for any Renewal Term and shall include any such notice delivered pursuant to Article 2, paragraph (b), Article 30, paragraph (a)(iii), clause (B) or Article 30, paragraph (b)(iii), clause (B).

         (ai) Fair Market Value shall have the meaning set forth in Article 36.

         (aj) Fair Rental Value shall have the meaning set forth in Article 36.

         (ak) Final Payment Date is defined in Article 20, paragraph (b)(i).

         (al) First Closing Date shall mean January 4, 1994.

         (am) Hazardous Substances means (i) those substances included within the definitions of or identified as "hazardous substances", "hazardous materials" or "toxic substances" in or pursuant to, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980 (43 U.S.C. 9601 et seq.), as amended by Superfund Amendments and Reauthorization Act of 1986 (Publ. L. 99-499, 100 State. 1613), the Resource Conversation and Recovery Act of 1976 (42 U.S.C., 6901 et seq.), the Occupational Safety and Health Act of 1970 (29 U.S.C. 651 et seq.), and the Hazardous Materials Transportation Act, (49 U.S.C. 1801 et seq.), and in the regulations promulgated pursuant to said laws, all as amended; (ii) those substances listed in the United States Department of Transportation Table (40 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); (iii) any material, waste or substance which is or contains (A) petroleum, including crude oil or any fraction thereof, natural gas or synthetic gas usable for fuel or any mixture thereof, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. 1251 et seq., (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Sect. 1317); (E) flammable explosives; (F) radioactive materials, and (iv) such other substances, materials and wastes which are or become regulated as hazardous, toxic or "special wastes" under applicable local, state or federal law, or the United States government, or which are classified as hazardous, toxic or as "special wastes" under federal, state or local laws or regulations.

         (an)  Ideal Sinking Fund Balance is defined in Article 37.

         (ao) Indemnified Party shall mean each of Lessor, Lessor's Mortgagee, the Indenture Trustee, each holder of the "Notes" (as defined in the Indenture) and their respective Affiliates, directors, officers, employees, successors and assigns.

         (ap) Indenture shall mean that certain Indenture executed contemporaneously herewith, by Lessor's Mortgagee, as the "Issuer" and State Street Bank and Trust Company, as the "Trustee".

         (aq)  Indenture Trustee shall mean the trustee of the Indenture.

         (ar) Individual Unit Basic Rent, with respect to each Unit and Potential Additional Unit shall be that portion of the Basic Rent attributable thereto as set forth on Schedule C attached hereto.

         (as) Individual Unit Special Rent, with respect to each Unit and Potential Additional Unit shall be that portion of the Special Rent attributable thereto as set forth on Schedule D attached hereto.

         (at)  Individual Unit Year Nine Special Rent is defined in Schedule D.

         (au)  Initial Date is defined in Article 36, paragraph (a)(i).

         (av) Installment Payment Dates means the dates on which Basic Rent or Special Rent are payable hereunder.

         (aw) Insurance Requirements means any insurance which Lessee is required to maintain pursuant to Article 13.

         (ax) Leased Property collectively means the Units from time to time subject to this Lease.

         (ay)  Legal Requirements is defined in Article 6(e).

         (az)  Lessee's Early Termination Increment is defined in Article 37.

         (aa)  Lessee's Early Termination Minimum Purchase Price is defined in
Article 37.

         (bb)  Lessee's Early Termination Offer is defined in Article 37.

         (bc) Lessee's Initial Year Nine Price is defined in Article 30, paragraph (a).

         (bd) Lessee's Initial Year Ten Price is defined in Article 30, paragraph (b).

         (be)  Lessee's Loss is defined in Article 12, paragraph (a).

         (bf) Lessee's Mortgage means, collectively, the mortgage(s) or deed(s) of trust encumbering Lessee's reversionary interest in the Leased Property in favor of Lessor's Mortgagee.

         (bg)  Lessee's Present Value Increment is defined in Article 37.

         (bh)  Lessee's Rejection Notice is defined in Article 37.

         (bi)  Lessor's Early Termination Counter-Offer is defined in Article
37.

         (bj) Lessor's Estate, as to any Unit, means an estate for years in and to such Unit commencing on the date such estate for years is conveyed to Lessor and terminating on November 30, 2028.

         (bk) Lessor's Mortgage means, collectively, the mortgages and deeds of trust encumbering Lessor's Estate in the Leased Property, in favor of Lessor's Mortgagee, together with any assignment of Lessor's interest in this Lease to Lessor's Mortgagee.

         (bl) Lessor's Mortgagee means the holder of Lessor's Mortgage encumbering any Unit, and any assignee thereof, including, without limitation, the Indenture Trustee.

         (bm) Lessor's Offer is defined in Article 30, paragraph (b)(iii), clause (C)(I).

         (bn) Lessor's Price is defined in Article 30, paragraph (b)(iii), clause (C)(I).

         (bo)  Lessor's Rejection Notice is defined in Article 37.

         (bp)  Lessor's Year Nine Offer is defined in Article 30, paragraph (a).

         (bq)  Lessor's Year Nine Price is defined in Article 30, paragraph (a).

         (br)  Losses is defined in Article 8.

         (bs) Multiple Destruction Threshold is defined in Article 12, paragraph (a).

         (bt) Noteholders means the holders from time to time of the notes issues pursuant to the Indenture.

         (bu) Notice means the written notice of Lessor's intention to make a Substitution pursuant to Article 15.

         (bv)  Offer is defined in Article 30, paragraph (b).

         (bw)  Option is defined in Article 31.

         (bx)  Option Purchase Date is defined in Article 31.

         (by)  Overdue Rate is defined in Article 3.

         (bz) Permitted Encumbrances means, with respect to the Lessor's Estate or the Leased Property: (a) in the case of any Unit, all matters affecting title to such Unit as specified on Schedule H and (b) in the case of any Potential Additional Unit or Substitute Unit: (i) any liens thereon for taxes, assessments and other governmental charges and any liens of mechanics, materialmen and laborers for work or services performed or material furnished in connection with Lessor's Estate or the Leased Property; (ii) easements, rights-of-way, servitudes, zoning laws, use regulations and other similar reservations, rights and restrictions and other defects and irregularities in title to Lessor's Estate or the Leased Property whether or not of record existing on the first day that such Unit becomes subject to this Lease); (iii) the lien of Lessor's Mortgagee (provided that said lien shall be subordinate to this Lease, subject to the provisions of any notice or memorandum of this Lease recorded pursuant to
Article 34 hereof) and any assignment of this Lease as further security for the note or notes secured by Lessor's Mortgage and any collateral assignment thereof to the Indenture Trustee; and (iv) all other matters affecting title existing on the date such Unit becomes subject to this Lease.

         (ca) Person means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee of a trust, unincorporated organization or government or governmental authority, agency or political subdivision thereof.

         (cb)  Potential Additional Unit is defined in Article 43, paragraph
(a).

         (cc) Purchase means the acquisition by Lessee of Lessor's Estate in any Unit(s) pursuant to the provisions of Articles 30, 31, 32 and 37 and the acquisition by Lessor of Lessee's interest in any Units pursuant to the provisions of Article 30 or 37.

         (cd) Purchase Price means the amount payable by Lessee or Lessor pursuant to a Purchase.

         (ce)  Purchased Property is defined in Article 28, paragraph (b).

         (cf)  Purchaser is defined in Article 28.

         (cg)  Rejection Notice is defined in Article 30, paragraph (b)(iii).

         (ch)  Released Unit is defined in Article 15.

         (ci) Remainder Estate means, as to any Unit, Lessee's reversionary interest in such Unit.

         (cj) Renewal Term means any additional term referred to in Article 2, paragraph (b) or Article 30, paragraph (b)(iii), clause (C).

         (ck) Rent means all Basic Rent, Special Rent, Additional Rent, and all other amounts or charges payable hereunder.

         (cl)  Restoration is defined in Article 12, paragraph (a).

         (cm)  Right of First Refusal is defined in Article 32.

         (cn)  Seller is defined in Article 28.

         (co)  Seller's Damages is defined in Article 20, paragraph (b)(i).

         (cp)  Single Destruction Threshold is defined in Article 12, paragraph
(a).

         (cq) Sinking Fund Account means the Sinking Fund Account maintained under the Indenture.

         (cr)  Special Rent is defined and set forth in Schedule D.

         (cs)  Special Sinker Rent is defined in Article 37.

         (ct)  Substitute Unit is defined in Article 15.

         (cu)  Substitution is defined in Article 15.

         (cv)  Supplemental Year Nine Special Rent is defined in Schedule D.

         (cw)  Term means the Basic Term, plus any Renewal Terms.

         (cx)  Terminated Unit is defined in Article 37.

         (cy)  Termination Date means the last day of the Basic Term.

         (cz)  Termination Premium is defined in Schedule N.

         (da) Termination Value, with respect to each Unit and Potential Additional Unit is the amount shown on Schedule L as the termination value for such Unit. Upon any Substitution, the Termination Value with respect to the Substitute Unit shall be the Termination Value of the Released Unit replaced by such Substitute Unit.

         (db)  Trade Fixtures is defined in Article 11.

         (dc) Unit is defined in Article 1, paragraph (a) and includes, but only upon the acquisition thereof by Lessor and the leasing thereof to Lessee in accordance herewith, any Potential Additional Unit. No Released Unit or Terminated Unit shall be considered a Unit hereunder, except for any obligations hereunder arising prior to the Substitution or Early Termination of such Unit or which expressly survives the termination of this Lease as to such Unit.

         (dd) Unit Percentage with respect to any Unit and Potential Additional Unit shall mean the percentage set forth in Schedule M.

         (de) Unit Redemption Price, with respect to any Unit and Potential Additional Unit shall mean the amount payable by Lessee to Lessor upon Early Termination pursuant to Article 37 and shall be set forth on Schedule N attached hereto.

         (df)  Use Restriction Period is defined in Article 4.

         (dg) Value means the Fair Market Value or the Fair Rental Value, as applicable.

         (dh)  Year Nine Increment is defined in Article 30, paragraph (a).

         (di) Year Nine Minimum Purchase Price is defined in Article 30, paragraph (a).

         (dj)  Year Nine Offer is defined in Article 30, paragraph (a).

         (dk)  Year Nine Offer Value is defined in Article 30, paragraph (a).

         (dl)  Year Nine Option is defined in Article 31.

         (dm)  Year Nine Rejection Notice is defined in Article 30, paragraph
(a).

         (dn)  Year Nine Special Rent is defined in Schedule D.

         (do)  Year Nine Termination Date is defined in Article 30, paragraph
(a).

         (dp)  Year Nine Units is defined in Article 30, paragraph (a).

         (dq)  Year Ten Units is defined in Article 30, paragraph (b).

    46. Covenants and Restrictions Upon Expiration of Master Lease. The provisions of Schedule R attached hereto are incorporated herein by this reference and shall, except as otherwise provided in Schedule R, survive expiration of the Term and termination of this Lease. All references elsewhere in this Lease or in any other document to provisions in this Article 46 shall include the provisions of Schedule R incorporated herein by reference.

         IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be duly executed and delivered as of the date set forth above.

               LESSOR:       CRC-I LIMITED PARTNERSHIP, a
                             Massachusetts limited
                             partnership

                             By:  CRC-I Corp., a
                                  Massachusetts corporation,
                                  General Partner


                                  By:______________________
                                  Name:  Charles Duddles
                                  Title: President



                                                     [SEAL]


               LESSEE:       FOODMAKER, INC., a Delaware
                             corporation


                             By:_________________________
                             Name:  William F. Motts
                             Title: Vice President


                             By:_________________________
                             Name:  Leo Momsen
                             Title: Assistant Secretary



                                                     [SEAL]

                                   SCHEDULES


(Schedules to the Master Lease are not included. Foodmaker agrees to furnish supplementally a copy of any Schedule to the Master Lease to the Commission upon request.)

SCHEDULES

Schedule A                      Street Address and Location
Schedule A-1
through A-29                    Legal Descriptions of Units
Schedule B                      Lessee's Trade Fixtures
Schedule C                      Basic Rent Schedule
Schedule C-1                    Individual Unit Basic Rent
Schedule D                      Special Rent Schedule
Schedule D-1                    Individual Unit Special Rent and Individual
                                Unit Year Nine Special Rent
Schedule E                      Schedule of Environmental Reports
Schedule F                      Certificate of Foodmaker, Inc.
                                Pursuant to Article 14, paragraph (c) of the
                                Master Lease
Schedule G                      Form of Amendment - Substitution
Schedule H                      Permitted Encumbrances
Schedule I                      Examples of Calculations of Purchase Price
                                (pursuant to Article 30)
Schedule J                      Specific Provisions Relating to Units located
                                in Particular Jurisdictions
Schedule K                      Early Termination
Schedule L                      Termination Values
Schedule L-1                    Individual Unit Termination Value
Schedule M                      Unit Percentages
Schedule M-1                    Unit Percentages
Schedule N                      Unit Redemption Prices
Schedule O                      Schedule of Potential Additional Units
Schedule P                      Form of Amendment -- Potential [Construction]
                                [Additional] Units
Schedule Q                      Indemnified Matters
Schedule R                      Covenants and Restrictions After Expiration
                                of Lease

                                 MASTER LEASE

                                    BETWEEN

                          CRC-II LIMITED PARTNERSHIP,
                      A MASSACHUSETTS LIMITEDPARTNERSHIP

                                      AND

                                FOODMAKER, INC.
                            A DELAWARE CORPORATION

                            As of December 15, 1993


The Company also entered into a Master Lease with CRC-II substantially identical to the CRC-I Master Lease differing only as to the properties involved. A summary of material differences follows:


1.   References to CRC-I are changed to CRC-II.

2.   References to CRC-II are changed to CRC-I.

3.   References to "Additional" Units are changed to "Construction" Units.

4. References to "Additional Unit Acquisition Account" are changed to "Construction Account".

5.   Section 43 (a) is revised and included hereafter.

          (a) Potential Construction Units. Lessor and Lessee acknowledge that Lessee is in the process of constructing "Jack In The Box" restaurants on certain of the Units (collectively, and together with any Potential Construction Units, as hereinafter defined, Lessor's Estates in which are acquired by Lessor and leased back to Lessee pursuant hereto, the "Construction Units"). Lessee is also in the process of negotiating, or has obtained a contract of sale, for the acquisition of, or otherwise acquiring those parcels of land described in Schedule O attached hereto, upon which Lessee intends to construct "Jack In The Box" restaurants (collectively, and including any parcels of land substituted therefor in compliance herewith, the "Potential Construction Units"); Lessee intends to grant to Lessor Lessor's Estate in each such Potential Construction Unit and to lease back from Lessor such Potential Construction Unit pursuant to this Lease. This
               Article 43 sets forth certain obligations of Lessee with respect to the Construction Units and the terms and conditions upon which Lessor will agree to acquire Lessor's Estate from Lessee and lease back to Lessee the Potential Construction Units. The terms "Unit," "Units" and "Leased Property" as used in this Lease include, without limitation, all Potential Construction Units hereafter subjected to this Lease.

6.   Section 43 (b) (i) is revised and included hereafter.

               (i) The purchase price for Lessor's Estate in any Potential Construction Unit (and for any parcel of land substituted therefore in compliance therewith) shall be the Termination Value thereof and shall be payable upon the date of the recordation (such date as to such Potential Construction Unit is referred to herein as the "Construction Unit Closing Date") of the Construction Unit Deed (as defined below) conveying to Lessor Lessor's Estate in such Potential Construction Unit as described below and the satisfaction of all Construction Unit Closing Conditions. If Lessee is acquiring such Potential Construction Unit concurrently with Lessee's grant to Lessor of Lessor's Estate, the purchase price shall be deposited into an escrow and released from the escrow to Lessee or Lessee's seller pursuant to escrow instructions satisfactory to Lessor, Lessor's Mortgagee and the Indenture Trustee.

7.   Schedules are specific to the properties involved.